AGREEMENT AND PLAN OF MERGER


                                       OF


                           SOUTHTRUST OF ALABAMA, INC.


                                       AND


                           FLORIDAFIRST BANCORP, INC.


                                  JOINED IN BY


                             SOUTHTRUST CORPORATION

                                TABLE OF CONTENTS


                                    ARTICLE 1


                                   THE MERGER
Section 1.1       Consummation of Merger; Closing Date............................................................2
Section 1.2       Effect of Merger................................................................................2
Section 1.3       Further Assurances..............................................................................3
Section 1.4       Directors and Officers..........................................................................3

                                    ARTICLE 2

                   CONVERSION OF CONSTITUENTS' CAPITAL SHARES

Section 2.1       Manner of Conversion of FloridaFirst Shares.....................................................3
Section 2.2       FloridaFirst Stock Options and Related Matters..................................................6
Section 2.3       Fractional Shares...............................................................................7
Section 2.4       Effectuating Conversion.........................................................................7
Section 2.5       Laws of Escheat.................................................................................9

                                    ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF FLORIDAFIRST

Section 3.1       Corporate Organization..........................................................................9
Section 3.2       Capitalization.................................................................................10
Section 3.3       Financial Statements; Filings..................................................................11
Section 3.4       Loan Portfolio; Reserves.......................................................................12
Section 3.5       Certain Loans and Related Matters..............................................................12
Section 3.6       Authority; No Violation........................................................................13
Section 3.7       Consents and Approvals.........................................................................14
Section 3.8       Broker's Fees..................................................................................14
Section 3.9       Absence of Certain Changes or Events...........................................................14
Section 3.10      Legal Proceedings; Etc.........................................................................14
Section 3.11      Taxes and Tax Returns..........................................................................15
Section 3.12      Employee Benefit Plans.........................................................................16
Section 3.13      Title and Related Matters......................................................................18
Section 3.14      Real Estate....................................................................................19
Section 3.15      Environmental Matters..........................................................................19
Section 3.16      Commitments and Contracts......................................................................21
Section 3.17      Regulatory, Accounting and Tax Matters.........................................................22
Section 3.18      Registration Obligations.......................................................................22
Section 3.19      Antitakeover Provisions........................................................................22
Section 3.20      Insurance......................................................................................22
Section 3.21      Labor..........................................................................................22
Section 3.22      Compliance with Laws...........................................................................23
Section 3.23      Transactions with Management...................................................................24

                                       i

Section 3.24      Derivative Contracts...........................................................................24
Section 3.25      Deposits.......................................................................................24
Section 3.26      Accounting Controls; Disclosure Controls.......................................................24
Section 3.27      Proxy Materials................................................................................25
Section 3.28      Deposit Insurance..............................................................................25
Section 3.29      Intellectual Property..........................................................................25
Section 3.30      SEC Filings....................................................................................25
Section 3.31      Untrue Statements and Omissions................................................................25

                                    ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF SOUTHTRUST AND ST-SUB

Section 4.1       Organization and Related Matters of SouthTrust.................................................26
Section 4.2       Organization and Related Matters of ST-Sub.....................................................26
Section 4.3       Capitalization.................................................................................27
Section 4.4       Authorization..................................................................................27
Section 4.5       Financial Statements...........................................................................28
Section 4.6       Absence of Certain Changes or Events...........................................................28
Section 4.7       Consents and Approvals.........................................................................29
Section 4.8       Proxy Materials................................................................................29
Section 4.9       Accounting, Tax, Regulatory Matters............................................................29
Section 4.10      No Broker's or Finder's Fees...................................................................29
Section 4.11      Untrue Statements and Omissions................................................................29
Section 4.12      Legal Proceedings, Etc.........................................................................29
Section 4.13      Compliance with Laws...........................................................................30
Section 4.14      SEC Filings....................................................................................30

                                    ARTICLE 5

                            COVENANTS AND AGREEMENTS

Section 5.1       Conduct of the Business of FloridaFirst and FloridaFirst Subsidiaries..........................31
Section 5.2       Current Information............................................................................33
Section 5.3       Access to Properties; Personnel and Records; Systems Integration...............................34
Section 5.4       Approval of FloridaFirst Shareholders..........................................................35
Section 5.5       No Other Bids..................................................................................35
Section 5.6       Maintenance of Properties; Certain Remediation and Capital Improvements........................36
Section 5.7       Environmental Audits...........................................................................36
Section 5.8       Title Insurance................................................................................36
Section 5.9       Surveys........................................................................................36
Section 5.10      Consents to Assign and Use Leased Premises.....................................................36
Section 5.11      Compliance Matters.............................................................................37
Section 5.12      Conforming Accounting and Reserve Policies.....................................................37
Section 5.13      Bank Merger Agreement..........................................................................37
Section 5.14      Affiliates.....................................................................................37
Section 5.15      Advisory Board.................................................................................37

                                       ii

Section 5.16      Restricted Stock Awards........................................................................38
Section 5.17      Publicity......................................................................................38
Section 5.18      Certification of Claims........................................................................38

                                    ARTICLE 6

                       ADDITIONAL COVENANTS AND AGREEMENTS

Section 6.1       Best Efforts; Cooperation......................................................................38
Section 6.2       Regulatory Matters.............................................................................38
Section 6.3       Employment and Employee Benefits Matters.......................................................39
Section 6.4       Indemnification................................................................................42
Section 6.5       Registration Statement.........................................................................43

                                    ARTICLE 7

                          MUTUAL CONDITIONS TO CLOSING

Section 7.1       Shareholder Approval...........................................................................44
Section 7.2       Regulatory Approvals...........................................................................44
Section 7.3       Litigation.....................................................................................44
Section 7.4       Proxy Statement and Registration Statement.....................................................44
Section 7.5       Tax Opinion....................................................................................44

                                    ARTICLE 8

             CONDITIONS TO THE OBLIGATIONS OF SOUTHTRUST AND ST-SUB

Section 8.1       Representations and Warranties.................................................................44
Section 8.2       Performance of Obligations.....................................................................45
Section 8.3       Certificate Representing Satisfaction of Conditions............................................45
Section 8.4       Absence of Adverse Facts.......................................................................45
Section 8.5       Opinion of Counsel.............................................................................45
Section 8.6       Consents Under Agreements......................................................................45
Section 8.7       Consents Relating to Leased Real Property......................................................45
Section 8.8       Material Condition.............................................................................46
Section 8.9       Matters Relating to Employment Agreements......................................................46
Section 8.10      Acknowledgment of Option Payments..............................................................46
Section 8.11      Outstanding Shares of FloridaFirst.............................................................46
Section 8.12      Increase in Borrowing..........................................................................46

                                    ARTICLE 9

                    CONDITIONS TO OBLIGATIONS OF FLORIDAFIRST

Section 9.1       Representations and Warranties.................................................................47
Section 9.2       Performance of Obligations.....................................................................47
Section 9.3       Certificate Representing Satisfaction of Conditions............................................47
Section 9.4       Absence of Adverse Facts.......................................................................47

                                      iii

Section 9.5       Consents Under Agreements......................................................................47
Section 9.6       Opinion of Counsel.............................................................................48
Section 9.7       SouthTrust Shares..............................................................................48

                                   ARTICLE 10

                        TERMINATION, WAIVER AND AMENDMENT

Section 10.1      Termination....................................................................................48
Section 10.2      Effect of Termination; Termination Fee.........................................................49
Section 10.3      Amendments.....................................................................................50
Section 10.4      Waivers........................................................................................50
Section 10.5      Non-Survival of Representations and Warranties.................................................50

                                   ARTICLE 11

                                  MISCELLANEOUS

Section 11.1      Alternative Structure..........................................................................50
Section 11.2      Definitions....................................................................................51
Section 11.3      Entire Agreement...............................................................................52
Section 11.4      Notices........................................................................................52
Section 11.5      Severability...................................................................................53
Section 11.6      Costs and Expenses.............................................................................54
Section 11.7      Captions.......................................................................................54
Section 11.8      Counterparts...................................................................................54
Section 11.9      Persons Bound; No Assignment...................................................................54
Section 11.10     Governing Law; Arbitration.....................................................................54
Section 11.11     Exhibits and Schedules.........................................................................54
Section 11.12     Waiver.........................................................................................54
Section 11.13     Construction of Terms..........................................................................55
Section 11.14     Specific Performance...........................................................................55

                                       iv

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                           SOUTHTRUST OF ALABAMA, INC.
                                      WITH
                           FLORIDAFIRST BANCORP, INC.

                             ______________________

                                LIST OF SCHEDULES
                             ______________________

Schedule 2.2(a)           Stock Options
Schedule 2.2(c)           Restricted Stock Awards
Schedule 3.1(e)           Ownership Interests
Schedule 3.2              Capitalization - Stock Options
Schedule 3.3(e)           Material Obligations
Schedule 3.4              Problems with Loan Portfolio
Schedule 3.5              Certain Loans and Related Matters
Schedule 3.7              Consents Required in Connection with Merger
Schedule 3.8              Broker Engagement Letter
Schedule 3.9              Certain Changes or Events
Schedule 3.10             Legal Proceedings
Schedule 3.11             Problems with Tax Returns, Etc.
Schedule 3.12(a)          Employee Benefit Plans
Schedule 3.12(b)          Defined Benefit Plans
Schedule 3.12(g)          Effect of Merger on Employee Benefits
Schedule 3.12(m)          Continuing Obligations Under Employee Benefits Plans
Schedule 3.12(n)          Funding of Employee Benefit Plans
Schedule 3.13(a)          Title and Related Matters
Schedule 3.13(b)          Real Property Leases
Schedule 3.14(a)          List of Real Estate
Schedule 3.14(b)          List of Real Property Leases
Schedule 3.15             Environmental Matters
Schedule 3.16(a)          Certain Commitments and Contracts
Schedule 3.16(b)          Defaults Under Material Agreements
Schedule 3.16(c)          Effect of Merger on Service Contracts
Schedule 3.16(d)          Contract Extensions or Terminations
Schedule 3.20             Insurance Policies
Schedule 3.21(b)          Severance
Schedule 3.21(c)          Non-Compliance with Labor Laws
Schedule 3.21(d)          Legal Proceedings Related to Labor Matters
Schedule 3.22             Compliance with Laws
Schedule 3.23             Transactions with Management
Schedule 3.24             Derivative Contracts
Schedule 5.1(b)(iv)       Capital Expenditures
Schedule 5.1(b)(v)        Other Real Estate Owned
Schedule 5.1(b)(vi)       Salary Adjustments

                         AGREEMENT AND PLAN OF MERGER OF

                           SOUTHTRUST OF ALABAMA, INC.

                                      WITH

                           FLORIDAFIRST BANCORP, INC.

                           __________________________

                                LIST OF EXHIBITS
                           __________________________







Exhibit 5.14:     Bank Merger Agreement

Exhibit 5.15:     Affiliate Letter

Exhibit 8.5: Matters as to which Malizia Spidi & Fisch, PC, Counsel to FloridaFirst, will opine

Exhibit 9.6: Matters as to which Bradley Arant Rose & White LLP, Counsel to SouthTrust and ST-Sub, will opine

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                           SOUTHTRUST OF ALABAMA, INC.

                                       AND

                           FLORIDAFIRST BANCORP, INC.

                                  JOINED IN BY

                             SOUTHTRUST CORPORATION
                             ----------------------


         This AGREEMENT AND PLAN OF MERGER, dated as of the 4th day of February, 2004 (this "Agreement"), by and between SouthTrust of Alabama, Inc., an Alabama corporation ("ST-Sub"), and FloridaFirst Bancorp, Inc., a Florida corporation ("FloridaFirst"), and joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust") (collectively, the "Parties").

                                WITNESSETH THAT:

         WHEREAS, the respective Boards of Directors of ST-Sub and FloridaFirst deem it in the best interests of ST-Sub and of FloridaFirst, respectively, and of their respective shareholders, that ST-Sub and FloridaFirst merge pursuant to this Agreement in a transaction that qualifies as a reorganization pursuant to
Section 368 of the Internal Revenue Code of 1986 (as amended, the "Code") (the "Merger"); provided, however, that the parties have agreed that under certain circumstances the transaction may be restructured so as to avoid a corporate level tax on the transaction, and in such event, the parties will enter into an appropriate amendment to the Agreement to reflect such restructuring;


         WHEREAS, the Boards of Directors of ST-Sub and FloridaFirst have approved this Agreement and have directed that this Agreement be submitted to their respective shareholders for approval and adoption in accordance with the laws of the State of Alabama, the State of Florida and the United States;


         WHEREAS, SouthTrust, the sole shareholder of ST-Sub, will deliver, or cause to be delivered, to the shareholders of FloridaFirst the consideration to be paid pursuant to the Merger in accordance with the terms of this Agreement; and


         WHEREAS, FloridaFirst owns all the issued and outstanding capital stock of FloridaFirst Bank, a federal savings bank ("FF-Bank"), and ST-Sub owns all of the issued and outstanding capital stock of SouthTrust Bank, an Alabama state banking corporation ("ST-Bank"), and it is contemplated that, in connection with the consummation of this Agreement and pursuant to the terms of a certain Bank Merger Agreement (the "Bank Merger Agreement"), FF-Bank will be merged with and into ST-Bank (the "Bank Merger");


         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties agree that FloridaFirst will be merged with and into ST-Sub and that the terms and conditions of the Merger, the mode of carrying the Merger into effect, including the manner of converting the shares of common stock of FloridaFirst, par value $0.10 per share, into shares of common stock of SouthTrust, par value of $2.50 per share, or other consideration shall be as hereinafter set forth.

ARTICLE 1


                                   THE MERGER

         Section 1.1 Consummation of Merger; Closing Date.
                     ------------------------------------

         (a) Subject to the provisions hereof, FloridaFirst shall be merged with and into ST-Sub (which has heretofore and shall hereinafter be referred to as the "Merger") pursuant to the laws of the States of Alabama and Florida, and ST-Sub shall be the surviving corporation (sometimes hereinafter referred to as "Surviving Corporation" when reference is made to it after the Effective Time of the Merger (as defined below)). The Merger shall become effective on the date and at the time on which Articles of Merger have been duly filed with the Secretaries of State of Alabama and Florida, unless a later date is specified in such Articles of Merger (such time is hereinafter referred to as the "Effective Time of the Merger"). Subject to the terms and conditions hereof, unless otherwise agreed upon by SouthTrust and FloridaFirst, the Effective Time of the Merger shall occur on the tenth (10th) business day following the later to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent (as defined herein) of any Regulatory Authority (as defined herein) having authority over the transactions contemplated under the Merger Agreement or the Bank Merger Agreement and (ii) the date on which the shareholders of FloridaFirst approve the transactions contemplated by this Agreement, or such other time as the parties may agree.

         (b) The closing of the Merger (the "Closing") shall take place at the principal offices of FloridaFirst at 10:00 a.m. local time on the day that the Effective Time of the Merger occurs, or such other date, time and place as the parties hereto may agree (the "Closing Date"). Subject to the provisions of this Agreement, at the Closing there shall be delivered to each of the parties hereto the opinions, certificates and other documents and instruments required to be so delivered pursuant to this Agreement.

         Section  1.2 Effect of Merger.  At the  Effective  Time of the  Merger,
                      ----------------
FloridaFirst shall be merged with and into ST-Sub and the separate existence of FloridaFirst shall cease. The Articles of Incorporation and Bylaws of ST-Sub, as in effect on the date hereof and as otherwise amended prior to the Effective Time of the Merger, shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation until further amended as provided therein and in accordance with applicable law. The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the laws of the State of Alabama and shall thereupon and thereafter possess all other privileges, immunities and franchises of a private, as well as of a public nature, of each of the constituent corporations. All property (real, personal and mixed) and all debts on whatever account, including subscriptions to shares, and all choses in action, all and every other interest, of or belonging to or due to each of the constituent corporations so merged shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The title to any real estate, or any interest therein, vested in any of the constituent corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the constituent corporations so merged and any claim existing or action or proceeding pending by or against either of the constituent corporations may be prosecuted as if the Merger had not taken place or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of any constituent corporation shall be impaired by the Merger.

         Section 1.3 Further  Assurances.  From and after the Effective  Time of
                     -------------------
the Merger, as and when requested by the Surviving Corporation, the officers and directors of FloridaFirst last in office shall execute and deliver or cause to be executed and delivered in the name of FloridaFirst such deeds and other instruments and take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or confirm of record or otherwise to the Surviving Corporation title to and possession of all of the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of FloridaFirst.

         Section 1.4 Directors and Officers.  From and after the Effective  Time
                     ----------------------
of the Merger, the directors of the Surviving Corporation and officers of the Surviving Corporation shall be those persons serving as directors and officers of ST-Sub immediately prior to the Effective Time of the Merger, and such additional persons, in each case, as SouthTrust, at or prior to the Effective Time of the Merger, shall designate in writing.

                                   ARTICLE 2

                   CONVERSION OF CONSTITUENTS' CAPITAL SHARES

         Section 2.1 Manner of Conversion of FloridaFirst Shares. Subject to the
                     -------------------------------------------
provisions hereof, as of the Effective Time of the Merger and by virtue of the Merger and without any further action on the part of SouthTrust, ST-Sub, FloridaFirst or the holder of any shares thereof, the shares of the constituent corporations shall be converted as follows:

         (a) Each share of capital stock of ST-Sub outstanding immediately prior to the Effective Time of the Merger shall, after the Effective Time of the Merger, remain outstanding and unchanged and thereafter shall constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

         (b) Each share of common stock of FloridaFirst (the "FloridaFirst Shares") held by FloridaFirst or by SouthTrust (or any of their subsidiaries), other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired and no consideration shall be paid or delivered in exchange therefor.

         (c) Except  with  regard to: (i)  FloridaFirst  Shares  excluded  under
Section 2.1(b) above and (ii) FloridaFirst Shares the holder of which has elected to receive the per share cash consideration provided in Section 2.1(d), each FloridaFirst Share outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive that number of shares of common stock of SouthTrust (and the rights associated therewith pursuant to that certain Amended and Restated Rights Agreement dated as of August 1, 2000 between SouthTrust and American Stock Transfer & Trust Company (together, the "SouthTrust Shares")) that is equal to the quotient obtained by dividing (i) $146,123,851 plus the product of $27.12 and the number of FloridaFirst Shares issued pursuant to the exercise of FloridaFirst Options (as defined in Section 2.2) (the "Total Consideration") subsequent to the date hereof but prior to the Effective Time by (ii) the product of the Average Market Price and the total number of issued and outstanding FloridaFirst Shares (exclusive of any treasury shares) at the Effective Time of the Merger. (Such number of SouthTrust Shares, as may be adjusted as provided herein, is hereinafter referred to as the "Per Share Stock Consideration"). Thereafter, subject to Sections 2.1(d) and 2.3, all outstanding certificates representing FloridaFirst Shares shall represent solely the right to receive SouthTrust Shares. Except as may be provided below, the "Average Market Price" shall be the average of the closing per share trading prices of SouthTrust Shares (adjusted appropriately for any stock split, stock dividend, recapitalization, reclassification or similar transaction which is effected, or for which a record date occurs) on the twenty (20) trading days preceding the fifth trading day immediately prior to the Closing Date, as reported in the Wall Street Journal.

         In the event of an Acquisition Transaction (as defined in Section 10.2) with respect to SouthTrust which is publicly announced subsequent to the date of this Agreement and on or before the Effective Time of the Merger, the "Average Market Price" shall be the average of the closing per share trading prices of SouthTrust Shares on the twenty (20) trading days preceding the fifth trading day immediately prior to the date of this Agreement, as reported in the Wall Street Journal.

         (d) Notwithstanding the provisions of Section 2.1(c) above, each holder of FloridaFirst Shares shall be provided with an opportunity to elect to receive cash consideration for a portion or all of such holder's FloridaFirst Shares in lieu of receiving SouthTrust Shares under Section 2.1(c), in accordance with the election procedures set forth in this Section 2.1(d).

         Holders who elect to receive cash in lieu of exchanging FloridaFirst Shares for SouthTrust Shares as specified below shall receive $27.12 in cash (the "Per Share Cash Consideration") for each FloridaFirst Share so converted; provided, however, that in no event shall the aggregate amount of cash to be paid to holders of FloridaFirst Shares in exchange for their FloridaFirst Shares exceed 49% of the Total Consideration.

               (i)  SouthTrust will use its commercially  reasonable  efforts to cause the Exchange Agent to mail an election form in such form as SouthTrust and FloridaFirst shall mutually agree (the "Election Form") at least 20 days prior to the date of the FloridaFirst Shareholders' Meeting or on such other date as SouthTrust and FloridaFirst shall mutually agree (the "Mailing Date") to each holder of record of FloridaFirst Shares as of the record date for the FloridaFirst Shareholders' Meeting. Each Election Form shall permit a holder (or the beneficial owner through appropriate and customary documentation and instructions) of FloridaFirst Shares to elect to receive cash with respect to all or a portion of such holder's FloridaFirst Shares (shares as to which the election is made being referred to as "Cash Election Shares").

               (ii) Any FloridaFirst Shares with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before 5:00 p.m. Eastern Time on the date of the FloridaFirst Shareholders' Meeting (or such other time and date as SouthTrust and FloridaFirst may mutually agree) (the "Election Deadline") shall be converted into SouthTrust Shares as set forth in Section 2.1(c) of this Agreement (such shares being referred to as "Exchange Shares"). Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the FloridaFirst Shares represented by such Election Form shall become Exchange Shares. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither SouthTrust nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

               (iii)Within three business days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon thereafter as practicable, SouthTrust shall use commercially reasonable efforts to cause the Exchange Agent to effect the allocation among the holders of FloridaFirst Shares in accordance with the Election Forms as follows:

                    (A)  Cash  Elections  by No  More  Than  49%  of  the  Total
                         -------------------------------------------------------
                         Consideration. If the amount of cash payable to holders
                         -------------
                         of FloridaFirst Shares electing to receive cash does not exceed 49% of the Total Consideration, then all Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration, and all of the Exchange Shares shall be converted into the right to receive SouthTrust Shares, pursuant to Section 2.1(c).

                    (B)  Cash   Elections   More   Than   49%   of   the   Total
                         -------------------------------------------------------
                         Consideration.  If the  amount of cash  that  otherwise
                         -------------
                         would be payable to holders of FloridaFirst Shares electing to receive cash would exceed 49% of the Total Consideration, then:

                       (1) the  number  of  Cash  Election Shares designated  by
                           each holder of FloridaFirst Shares who properly submitted a Cash Election Form Shall be automatically reduced to that number of shares equal to the product of (A) 49% of the Total Consideration and (B) a fraction, the numerator of which is the number of such holder's Cash Election Shares designated in such holder's Election Form, and the denominator of which is the total number of Cash Election Shares designated in all Election Forms;

                       (2) the  Cash  Election  Shares  that  remain   following
                           proration under subsection (1) above shall be converted into the right to receive the Per Share Cash Consideration;

                        (3) the  FloridaFirst Shares  that  would have been Cash
                            Election Shares but for the proration pursuant to to subsection (1) above shall automatically be deemed to be Exchange Shares; and

                        (4) all  Exchange  Shares  shall  be  converted into the
                            right  to  receive  SouthTrust  Shares, pursuant  to
                            Section 2.1(c).


         Section 2.2 FloridaFirst Stock Options and Related Matters.
                     ----------------------------------------------

         (a) As of the Effective Time of the Merger, all rights with respect to FloridaFirst Shares issuable pursuant to the exercise of stock options ("FloridaFirst Options") granted by FloridaFirst under the 1999 and 2002 FloridaFirst Stock Option Plans (the "FloridaFirst Stock Option Plans"), each of which are listed and described on Schedule 2.2(a) and which are outstanding at the Effective Time of the Merger, shall be canceled as of the Effective Time of the Merger and shall be converted into the right to receive in cash, to be paid by FloridaFirst to the option holder at or immediately prior to the Effective Time of the Merger, subject to applicable withholding taxes, the difference between (A) $27.12 and (B) the exercise price of each FloridaFirst Share under such FloridaFirst Option as listed on Schedule 2.2 (a) hereof, for each FloridaFirst Share under such FloridaFirst Options.

         (b)  FloridaFirst  shall  procure  from  each  holder  of  FloridaFirst
Options,   and  shall  deliver  to  SouthTrust  at  the  Closing,   an  executed
acknowledgment and receipt of the payments specified in Section 2.2(a).

         (c) At or immediately prior to the Effective Time, any unvested awards under the 1999 and 2002 Restricted Stock Plans, which awards are described on
Schedule 2.2(c), shall become earned and non-forfeitable and distributed in the form of FloridaFirst Shares at or immediately prior to the Effective Time of the Merger. Such FloridaFirst Shares shall be deemed Exchange Shares and shall convert at the Effective Time into the right to receive the Per Share Stock Consideration.

         Section 2.3 Fractional Shares.  Notwithstanding  any other provision of
                     -----------------
this Agreement, each holder of FloridaFirst Shares converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a SouthTrust Share (after taking into account all certificates delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of such SouthTrust Share, multiplied by the market value of one SouthTrust Share at the Effective Time of the Merger. The market value of a SouthTrust Share at the Effective Time of the Merger, as the case may be, shall be the last sale price of such SouthTrust Shares, as reported by The Nasdaq Stock Market ("NASDAQ") on the last business day preceding the Effective Time of the Merger, as the case may be, or, if the SouthTrust Shares hereafter become listed for trading on any national securities exchange registered under the Exchange Act, the last sale price of such SouthTrust Shares on the applicable date as reported on the principal securities exchange on which the SouthTrust Shares are then listed for trading. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.

         Section 2.4 Effectuating Conversion.
                     -----------------------

         (a) American Stock Transfer & Trust Company, or such other third party institution as SouthTrust and ST-Bank may designate, shall serve as the exchange agent (the "Exchange Agent"). The Exchange Agent may employ sub-agents in connection with performing its duties. As of the Effective Time of the Merger, SouthTrust will deliver or cause to be delivered to the Exchange Agent the consideration to be paid by SouthTrust for FloridaFirst Shares, along with the appropriate cash payment in lieu of fractional interests in SouthTrust Shares. Not later than three business days after the Effective Time of the Merger, the Exchange Agent shall send or cause to be sent to each former holder of record of FloridaFirst Shares transmittal materials (the "Letter of Transmittal") for use in exchanging their certificates formerly representing FloridaFirst Shares for the consideration provided for in this Agreement. The Letter of Transmittal will contain instructions with respect to the surrender of certificates representing FloridaFirst Shares and the receipt of the consideration contemplated by this Agreement and will require each holder of FloridaFirst Shares to transfer good and marketable title to such FloridaFirst Shares to SouthTrust, free and clear of all liens, claims and encumbrances.

         (b) At the Effective Time of the Merger, the stock transfer books of FloridaFirst shall be closed as to holders of FloridaFirst Shares immediately prior to the Effective Time of the Merger and no transfer of FloridaFirst Shares by any such holder shall thereafter be made or recognized and each outstanding certificate formerly representing FloridaFirst Shares shall, without any action on the part of any holder thereof, no longer represent FloridaFirst Shares. If, after the Effective Time of the Merger, certificates are properly presented to the Exchange Agent, such certificates shall be exchanged for the consideration contemplated by this Agreement into which FloridaFirst Shares represented thereby were converted in the Merger.

         (c) In the event that any holder of record as of the Effective Time of the Merger of FloridaFirst Shares is unable to deliver the certificate which represents such holder's FloridaFirst Shares, SouthTrust, in the absence of actual notice that any FloridaFirst Shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, may, in its discretion, deliver to such holder the consideration contemplated by this Agreement and the amount of cash representing fractional SouthTrust Shares to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of all of the following:

          (i) An affidavit or other evidence to the reasonable satisfaction of SouthTrust that any such certificate has been lost, wrongfully taken or destroyed;

          (ii) Such security or indemnity as may be reasonably requested by SouthTrust to indemnify and hold SouthTrust harmless in respect of such stock certificate(s); and

          (iii) Evidence to the satisfaction of SouthTrust that such holder is the owner of FloridaFirst Shares theretofore represented by each certificate claimed by such holder to be lost, wrongfully taken or destroyed and that such holder is the person who would be entitled to present each such certificate for exchange pursuant to this Agreement.

         (d) In the event that the delivery of the consideration contemplated by this Agreement and the amount of cash representing fractional SouthTrust Shares are to be made to a person other than the person in whose name any certificate representing FloridaFirst Shares surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such certificate surrendered or establish to the satisfaction of SouthTrust that such tax has been paid or is not applicable.

         (e) No holder of FloridaFirst Shares shall be entitled to receive any dividends or distributions declared or made with respect to the SouthTrust Shares with a record date before the Effective Time of the Merger. Neither the consideration contemplated by this Agreement, any amount of cash representing fractional SouthTrust Shares nor any dividend or other distribution with respect to SouthTrust Shares where the record date thereof is on or after the Effective Time of the Merger shall be paid to the holder of any unsurrendered certificate or certificates representing FloridaFirst Shares, and SouthTrust shall not be obligated to deliver any of the consideration contemplated by this Agreement, any amount of cash representing fractional SouthTrust Shares or any such dividend or other distribution with respect to SouthTrust Shares until such holder shall surrender the certificate or certificates representing FloridaFirst Shares as provided for by the Agreement. Subject to applicable laws, following surrender of any such certificate or certificates, there shall be paid to the holder of the certificate or certificates then representing SouthTrust Shares issued in the Merger, without interest at the time of such surrender, the consideration contemplated by this Agreement, the amount of any cash representing fractional SouthTrust Shares and the amount of any dividends or other distributions with respect to SouthTrust Shares to which such holder is entitled as a holder of SouthTrust Shares.

               Section  2.5 Laws of Escheat. (a) If any of the consideration due
                            ---------------
or other payments to be paid or delivered to the holders of FloridaFirst Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, SouthTrust or the Exchange Agent shall be entitled to dispose of any such consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of FloridaFirst, SouthTrust, ST-Sub, the Exchange Agent, or any other Person acting on their behalf shall be liable to a holder of FloridaFirst Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF FLORIDAFIRST


FloridaFirst and FF-Bank hereby jointly and severally represent and warrant to ST-Sub and SouthTrust as follows as of the date hereof and as of all times up to and including the Effective Time of the Merger (except as otherwise provided):

         Section 3.1 Corporate Organization.
                     ----------------------

         (a) FloridaFirst is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. FloridaFirst has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and is duly licensed or qualified to do business in all such places where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined herein) on the business, assets, operations, financial condition or results of operations (such business, assets, operations, financial condition or results of operations hereinafter collectively referred to as the "Condition") of FloridaFirst on a consolidated basis. FloridaFirst is duly registered as a unitary savings and loan holding company under the Home Owners' Loan Act of 1933, as amended. True and correct copies of the Articles of Incorporation and the Bylaws of FloridaFirst, each as amended to the date hereof, have been delivered to SouthTrust.

         (b) FF-Bank is a federal savings bank, duly organized, validly existing and in good standing under the laws of the United States. FF-Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and FF-Bank is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on FF-Bank. True and correct copies of the Federal Stock Charter and the Bylaws of FF-Bank, each as amended to the date hereof, have been delivered to SouthTrust. FF-Bank is a member of the Federal Home Loan Bank of Atlanta and owns the requisite amount of stock therein.

         (c) The only subsidiary of FloridaFirst is FF-Bank. FF-Bank does not have any subsidiaries.

         (d) Each of FloridaFirst and FF-Bank has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for each of them to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on the Condition of FloridaFirst on a consolidated basis.

         (e) Schedule 3.1(e) lists all entities (whether corporations, limited liability companies, partnerships or similar organizations) of FloridaFirst (other than FF-Bank) and FF-Bank, including the corresponding percentage ownership, in which FloridaFirst or FF-Bank, as appropriate, owns, directly or indirectly, five percent (5%) or more of the ownership interests as of the date of this Agreement and indicates for each as of such date, its jurisdiction of organization and the jurisdiction(s) wherein it is qualified to do business. All of such ownership interests are in compliance with all applicable laws, rules and regulations relating to direct investment in equity ownership interests.

         (f) The minute books of FloridaFirst and FF-Bank contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by their respective shareholders and Boards of Directors (including all committees thereof).

         Section 3.2 Capitalization.
                     --------------

         (a) The authorized capital stock of FloridaFirst consists of 80,000,000 FloridaFirst Shares, of which 5,388,276 FloridaFirst Shares are issued and outstanding as of the date hereof (170,073 of which are held in the treasury of FloridaFirst), and 20,000,000 preferred shares, no par value per share ("FloridaFirst Preferred Shares"), of which no FloridaFirst Preferred Shares as of the date hereof are issued and outstanding. All of the issued and outstanding FloridaFirst Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments, or other rights or instruments to purchase or acquire any shares of capital stock of FloridaFirst, or any securities or rights convertible into or exchangeable for shares of capital stock of FloridaFirst, except for options to purchase 534,799 FloridaFirst Shares (which are described in more detail in Schedule 3.2).

         (b) The authorized capital stock of FF-Bank consists of 8,000,000 shares of common stock, par value of $0.10 per share, 100,000 shares of which of the date hereof are issued and outstanding (none of which is held in the treasury of FF-Bank) (the "FF-Bank Shares") and 2,000,000 shares of preferred stock, no par value per share of which no shares are issued and outstanding as of the date hereof. All of the issued and outstanding FF-Bank Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments or other rights or instruments to purchase or acquire any shares of capital stock of FF-Bank, or any securities or rights convertible into or exchangeable for shares of capital stock of FF-Bank.

         (c) All of the issued and outstanding shares of capital stock of FF-Bank:

               (i)  are owned by FloridaFirst; and

               (ii) are so owned  free and clear of all  liens and  encumbrances and adverse claims thereto.

         Section 3.3 Financial Statements; Filings.
                     -----------------------------

         (a) FloridaFirst has previously delivered to SouthTrust copies of the financial statements of FloridaFirst as of and for the years ended September 30, 2003, September 30, 2002 and September 30, 2001, and FloridaFirst shall deliver to SouthTrust, as soon as practicable following the preparation of additional financial statements for each subsequent calendar quarter (or other reporting period) or year of FloridaFirst, the additional consolidated financial statements of FloridaFirst as of and for such subsequent calendar quarter (or other reporting period) or year (such financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of FloridaFirst").

         (b) FloridaFirst has previously delivered to SouthTrust copies of the Thrift Financial Reports of FF-Bank as of and for each of the calendar quarters in the years ended September 30, 2003, September 30, 2002 and September 30, 2001, and FF-Bank and FloridaFirst shall deliver to SouthTrust, as soon as practicable following the preparation of additional Thrift Financial Reports for each subsequent calendar quarter (or other reporting period), the Thrift Financial Reports of FF-Bank as of and for such subsequent calendar quarter (or other reporting period) (such Thrift Financial Reports, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Regulatory Reports of FF-Bank").

         (c) Each of the Financial Statements of FloridaFirst and each of the Financial Regulatory Reports of FF-Bank (including the related notes, where applicable) have been or will be prepared in all material respects in accordance with generally accepted accounting principles or regulatory accounting principles, whichever is applicable, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of FloridaFirst and FF-Bank have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Financial Statements of FloridaFirst and each of the Financial Regulatory Reports of FF-Bank (including the related notes, where applicable) fairly present or will fairly present the financial position of FloridaFirst on a consolidated basis, as applicable, and the financial position of FF-Bank (as the case may be) as of the respective dates thereof and fairly present or will fairly present the results of operations of FloridaFirst on a consolidated basis, as applicable, and the results of operations of FF-Bank (as the case may be) for the respective periods therein set forth.

         (d) To the extent not prohibited by law, FloridaFirst has heretofore delivered or made available, or caused to be delivered or made available, to SouthTrust all reports and filings made or required to be made by FloridaFirst, FF-Bank or any of their respective subsidiaries with the Regulatory Authorities, and will from time to time hereafter furnish, or cause FF-Bank to furnish to SouthTrust, upon filing or furnishing the same to the Regulatory Authorities, all such reports and filings made after the date hereof with the Regulatory Authorities. As of the respective dates of such reports and filings, all such reports and filings did not and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (e) Except as set forth in Schedule 3.3(e), since September 30, 2003, none of FloridaFirst, FF-Bank or any of their respective subsidiaries has incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Condition of FloridaFirst on a consolidated basis, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of FloridaFirst or the Financial Regulatory Reports of FF-Bank, or reflected in the notes thereto, or (ii) which were incurred after September 30, 2003, in the ordinary course of business consistent with past practices. Since September 30, 2003, neither FloridaFirst nor FF-Bank has incurred or paid any obligation or liability which would be material to the Condition of FloridaFirst on a consolidated basis, except as may have been incurred or paid in the ordinary course of business, consistent with past practices.

         Section 3.4 Loan Portfolio;  Reserves.  Except as set forth in Schedule
                     -------------------------
3.4, (i) all evidences of indebtedness in original principal amount in excess of $100,000 reflected as assets in the Financial Statements of FloridaFirst as of and for the year ended September 30, 2003 and the Financial Regulatory Reports of FF-Bank as of and for the quarter ended September 30, 2003 were as of such dates in all respects the binding obligations of the respective obligors named therein in accordance with their respective terms, and were not subject to any defenses, setoffs, or counterclaims, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; and (ii) the allowances for possible loan losses shown on the Financial Statements of FloridaFirst as of and for the year ended September 30, 2003 and the Financial Regulatory Reports of FF-Bank as of and for the quarter ended September 30, 2003 were, and the allowance for possible loan losses to be shown on the Financial Statements of FloridaFirst and the Financial Regulatory Reports of FF-Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate under and established in accordance with the requirements of generally accepted accounting principles and applicable regulatory accounting principles.

         Section 3.5 Certain Loans and Related  Matters.  Except as set forth in
                     ----------------------------------
Schedule 3.5, neither FloridaFirst nor FF-Bank is a party to any written or oral: (i) loan agreement, note or borrowing arrangement, other than credit card loans and other loans the unpaid balance of which does not exceed $100,000 per loan, under the terms of which the obligor is sixty (60) days delinquent in payment of principal or interest or, to the knowledge of FloridaFirst and FF-Bank, in default of any other provision as of the date hereof; (ii) loan agreement, note or borrowing arrangement which has been classified or, in the exercise of reasonable diligence by FloridaFirst, FF-Bank or any Regulatory Authority, should have been classified by any bank examiner (whether regulatory or internal) as "substandard," "doubtful," "loss," "other loans especially mentioned," "other assets especially mentioned," "special mention," "credit risk assets,"

"classified," "criticized," "watch list," "concerned loans" or any comparable classifications by such persons; (iii) loan agreement, note or borrowing arrangement, including any loan guaranty, with any director or executive officer of FloridaFirst or FF-Bank or any five percent (5%) shareholder of FloridaFirst or FF-Bank, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (iv) loan agreement, note or borrowing arrangement in violation of any law, regulation or rule applicable to FloridaFirst or FF-Bank including, but not limited to, those promulgated, interpreted or enforced by any Regulatory Authority and which violation could have a Material Adverse Effect on the Condition of FloridaFirst on a consolidated basis.

         Section 3.6 Authority; No Violation.
                     -----------------------

         (a) FloridaFirst has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of FloridaFirst and to the receipt of the Consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. The OTS regulatory prohibition regarding acquiring or offering to acquire more than 10% of the capital stock of FloridaFirst within the three-year period following conversion by FloridaFirst from mutual to stock form has expired and does not limit or restrict the transactions contemplated by this Agreement. The Board of Directors of FloridaFirst has duly and validly approved this Agreement and the transactions contemplated hereby, has authorized the execution and delivery of this Agreement, has directed that this Agreement and the transactions contemplated hereby be submitted to FloridaFirst's shareholders for approval at a meeting of such shareholders and, except for the adoption of such Agreement by its shareholders and the execution and filing of Articles of Merger, no other corporate proceeding on the part of FloridaFirst is necessary to consummate the transactions so contemplated. This Agreement, when duly and validly executed by FloridaFirst and delivered by FloridaFirst (and assuming due authorization, execution and delivery by SouthTrust and ST-Sub), will constitute a valid and binding obligation of FloridaFirst, and will be enforceable against FloridaFirst in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

         (b) Neither the execution and delivery of this Agreement by FloridaFirst nor the consummation by FloridaFirst of the transactions contemplated hereby, nor compliance by FloridaFirst with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of FloridaFirst, (ii) to FloridaFirst's knowledge and assuming that the Consents of the Regulatory Authorities and approvals referred to herein are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FloridaFirst, FF-Bank or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of

FloridaFirst or FF-Bank under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which FloridaFirst or FF-Bank is a party, or by which any of them or any of their respective properties or assets may be bound or affected.

         Section 3.7 Consents and Approvals.  Except for (i) the approval of the
                     ----------------------
shareholders of FloridaFirst pursuant to the proxy statement of FloridaFirst relating to the meeting of the shareholders of FloridaFirst at which the Merger is to be considered (the "Proxy Statement"); (ii) the Consents of the Regulatory Authorities; (iii) the filing of Articles of Merger with the States of Alabama and Florida; and (iv) as set forth in Schedule 3.7, no Consents of any person are necessary in connection with the execution and delivery by FloridaFirst of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby.

         Section 3.8  Broker's  Fees.  Except for  Sandler,  O'Neill & Partners,
                     ---------------
L.P., whose engagement letter is set forth in Schedule 3.8, neither of FloridaFirst or FF-Bank, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

         Section 3.9 Absence of Certain  Changes or Events.  Except as set forth
                     -------------------------------------
in Schedule 3.9, since September 30, 2003, there has not been (a) any declaration, payment or setting aside of any dividend or distribution (whether in cash, stock or property) in respect of FloridaFirst Shares or (b) any change or any event involving a prospective change in the Condition of FloridaFirst on a consolidated basis, or a combination of any such change(s) and any such event(s) which has had, or is reasonably likely to have, a Material Adverse Effect on the Condition of FloridaFirst on a consolidated basis, including, without limitation any change in the administration or supervisory standing or rating of FloridaFirst or FF-Bank with any Regulatory Authority, and no fact or condition exists as of the date hereof which might reasonably be expected to cause any such event or change in the future.

         Section 3.10 Legal  Proceedings;  Etc.  Except as set forth in Schedule
                      ------------------------
3.10, neither of FloridaFirst or FF-Bank is a party to any, and there are no pending or, to the knowledge of FloridaFirst and each FloridaFirst subsidiary, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations against FloridaFirst or FF-Bank challenging the validity of the transactions contemplated by this Agreement and, to the knowledge of FloridaFirst and FF-Bank as of the date hereof, there is no proceeding, claim, action or governmental investigation against FloridaFirst or FF-Bank; no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator is outstanding against FloridaFirst or FF-Bank which has had, or is reasonably likely to have, a Material Adverse Effect on the Condition of FloridaFirst on a consolidated basis; there is no default by FloridaFirst or FF-Bank under any material contract or agreement to which FloridaFirst or FF-Bank is a party which has had or is reasonably likely to have a Material Adverse Effect on the Condition of FloridaFirst on a consolidated basis.

         Section 3.11 Taxes and Tax Returns.
                      ---------------------

         (a) FloridaFirst has previously delivered or made available to SouthTrust copies of the federal, state and local income tax returns of FloridaFirst and, if consolidated returns do not exist for all periods, of FF-Bank and each of its respective subsidiaries, for the years 2001, 2002 and 2003 and all schedules and exhibits thereto, and, except as disclosed in
Schedule 3.11, such returns have not been examined by the Internal Revenue Service or any other taxing authority. Except as reflected in Schedule 3.11, FloridaFirst and FF-Bank have duly filed in correct form all federal, state and local information returns and tax returns required to be filed on or prior to the date hereof, and FloridaFirst and FF-Bank have duly paid or made adequate provisions for the payment of all taxes and other governmental charges which are owed by FloridaFirst and FF-Bank to any federal, state or local taxing authorities, whether or not reflected in such returns (including, without limitation, those owed in respect of the properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls of FloridaFirst and FF-Bank), other than taxes and other charges which (i) are not yet delinquent or are being contested in good faith or (ii) have not been finally determined. The amounts set forth as liabilities for taxes on the Financial Statements of FloridaFirst and the Financial Regulatory Reports of FF-Bank are sufficient, in the aggregate, for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed, accrued or applicable, for the periods then ended, and have been computed in accordance with generally accepted accounting principles. Neither FloridaFirst nor FF-Bank is responsible for the taxes of any other person other than FloridaFirst or FF-Bank, under Treasury Regulation 1.1502-6 or any similar provision of federal, state or foreign law.

         (b) Except as disclosed in Schedule 3.11, neither FloridaFirst nor FF-Bank has executed an extension or waiver of any statute of limitations on the assessment or collection of any federal, state or local taxes due that is currently in effect, and deferred taxes of FloridaFirst or FF-Bank, have been adequately provided for in the Financial Statements of FloridaFirst.

         (c) Except as disclosed in Schedule 3.11, neither FloridaFirst nor FF-Bank has made any payment, is obligated to make any payment or is a party to any contract, agreement or other arrangement that could obligate it to make any payment that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

         (d) There has not been an ownership change, as defined in Section 382(g) of the Code, of FloridaFirst or FF-Bank that occurred during or after any taxable period in which FloridaFirst or FF-Bank incurred an operating loss that carries over to any taxable period ending after the fiscal year of FloridaFirst immediately preceding the date of this Agreement.

         (e) (i) Proper and accurate amounts have been withheld by FloridaFirst and FF-Bank from their employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of all applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding; (ii) federal, state and local returns have been filed by FloridaFirst and FF-Bank for all periods for which returns were due with respect to withholding, Social Security and unemployment taxes or charges due to any federal, state or local taxing authority; and (iii) the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor have been included by either FloridaFirst or FF-Bank in the Financial Statements of FloridaFirst.

         Section 3.12 Employee Benefit Plans.
                      ----------------------

         (a) Neither FloridaFirst nor FF-Bank or any of their respective subsidiaries has or maintains any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended
("ERISA"), except as described in Schedule 3.12(a) (the "Employee Benefit Plans"). FloridaFirst and FF-Bank and their respective subsidiaries have, with respect to each such plan, delivered to SouthTrust true and complete copies of:
(i) all current plan texts and agreements and related trust agreements or annuity contracts and any amendments thereto; (ii) all current summary plan descriptions and material employee communications; (iii) the Form 5500 filed in each of the most recent three plan years (including all schedules thereto and the opinions of independent accountants); (iv) the most recent actuarial valuation (if any); (v) the most recent annual and periodic accounting of plan assets; (vi) if the plan is intended to qualify under Section 401(a) or 403(a) of the Code, the most recent determination letter received from the Internal Revenue Service; and (vii) all material communications with any governmental entity or agency (including, without limitation, the Department of Labor, Internal Revenue Service and the Pension Benefit Guaranty Corporation ("PBGC")).

         (b) Except as described in Schedule 3.12(b), no Employee Benefit Plan is a defined benefit plan. Neither FloridaFirst nor FF-Bank (or any pension plan maintained by either of them) has incurred any liability to the PBGC or the Internal Revenue Service with respect to any pension plan qualified under
Section 401 of the Code, except liabilities to the PBGC pursuant to Section 4007 of ERISA, all which have been fully paid. No reportable event under Section 4043(b) of ERISA (including events waived by PBGC regulation) has occurred with respect to any such pension plan.

         (c) Neither FloridaFirst nor FF-Bank has incurred any material liability under Section 4201 of ERISA for a complete or partial withdrawal from, or agreed to participate in, any multi-employer plan as such term is defined in
Section 3(37) of ERISA.

         (d) All Employee Benefit Plans comply, in all material respects, with the applicable provisions of ERISA and the Code that are applicable to them, including, but not limited to, COBRA, HIPAA and any applicable, similar state law. Neither FloridaFirst nor FF-Bank has any material liability under any such plan that is not reflected in the Financial Statements of FloridaFirst or the Financial Regulatory Reports of FloridaFirst and FF-Bank. Neither FloridaFirst, FF-Bank, any Employee Benefit Plan nor any employee, administrator or agent thereof, is or has been in violation of the transaction code set rules under HIPAA ss.ss. 1172-1174 or the HIPAA privacy rules under 45 CFR Part 160 and subparts A and E of Part 164. No penalties have been imposed on FloridaFirst, FF-Bank, any Employee Benefit Plan, or any employee, administrator or agent thereof, under HIPAA ss. 1176 or ss. 1177.

         For purposes of this Agreement, "COBRA" means the provision of Section 4980B of the Code and the regulations thereunder, and Part 6 of the Subtitle B of title I of ERISA and any regulations thereunder, and "HIPAA" means the provisions of the Code and ERISA as enacted by the Health Insurance Portability and Accountability Act of 1996.

         (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any Employee Benefit Plan (i) which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or a material civil penalty under Section 502(i) of ERISA, or
(ii) the correction of which would have a Material Adverse Effect on the Condition of FloridaFirst on a consolidated basis and no actions have occurred which could result in the imposition of a penalty under any section or provision of ERISA.

         (f) No Employee Benefit Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in
Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

         (g) Except as described in Schedule 3.12(g), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any officer or employee of FloridaFirst or FF-Bank under any Employee Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any benefit plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

         (h) No  Employee  Benefit  Plan is a  multiemployer  plan as defined in
Section 414(f) of the Code or Section 3(37) or 4001(a)(3) of ERISA. FloridaFirst and FF-Bank have never been a party to or participant in a multiemployer plan.

         (i) There are no actions, liens, suits or claims pending or, to the knowledge of FloridaFirst, threatened (other than routine claims for benefits) with respect to any Employee Benefit Plan or against the assets of any Employee Benefit Plan. No assets of FloridaFirst or FF-Bank are subject to any lien under
Section 302(f) of ERISA or Section 412(n) of the Code.

         (j) Each  Employee  Benefit  Plan which is  intended  to qualify  under
Section 401(a) or 403(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that it so qualifies and its related trust is exempt from taxation under Section 501(a) of the Code. No event has occurred or circumstance exists that will or could give rise to a disqualification or loss of tax-exempt status of any such plan or trust.

         (k) No Employee Benefit Plan is a multiple employer plan within the meaning of Section 413(c) of the Code or Section 4063, 4064 or 4066 of ERISA. No Employee Benefit Plan is a multiple employer welfare arrangement as defined in
Section 3(40) of ERISA.

         (l) Each employee pension benefit plan, as defined in Section 3(2) of ERISA , that is not qualified under Section 401(a) or 403(a) of the Code is exempt from Part 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to Section 201(2), 301(a)(3) and 401(a)(1) of ERISA. No assets of FloridaFirst or FF-Bank are allocated to or held in a "rabbi trust" or similar funding vehicle.

         (m) Except as set forth on Schedule 3.12(m), no Employee Benefit Plan provides benefits to any current or former employee of FloridaFirst or FF-Bank beyond retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee or his or her dependents).

         (n) Except as set forth on Schedule 3.12(n), with respect to each Employee Benefit Plan, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves or otherwise shown in the footnotes in accordance with generally accepted accounting principles to the Financial Statements of FloridaFirst.

         Section 3.13 Title and Related Matters.
                      -------------------------

         (a) Except as set forth in Schedule 3.13, each of FloridaFirst, FF-Bank and their respective subsidiaries has good title, and as to owned real property, has good and marketable title in fee simple absolute, to all assets and properties, real or personal, tangible or intangible, reflected as owned by or leased or subleased by or carried under the name of any of them on the Financial Statements of FloridaFirst, or the Financial Regulatory Reports of FF-Bank or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since September 30, 2003), free and clear of all liens, encumbrances, mortgages, security interests, restrictions, pledges or claims, except for (i) those liens, encumbrances, mortgages, security interests, restrictions, pledges or claims reflected in the Financial Statements of FloridaFirst, and the Financial Regulatory Reports of FF-Bank or incurred in the ordinary course of business after September 30, 2003, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) liens, encumbrances, mortgages, security interests, pledges, claims and title imperfections that are not in the aggregate material to the Condition of FloridaFirst on a consolidated basis.

         (b) All agreements pursuant to which FloridaFirst, FF-Bank or any of their respective subsidiaries leases, subleases or licenses material real or material personal properties from others are valid, binding and enforceable in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or nonperformance, except for defaults which individually or in the aggregate would not have a Material Adverse Effect on the Condition of FloridaFirst on a consolidated basis. Except as set forth in Schedule 3.13(b), FloridaFirst and FF-Bank have all right, title and interest as a lessee under the terms of each lease or sublease, free and clear of all liens, claims or encumbrances (other than the rights of the lessor) as of the Effective Time of the Merger, and shall have the right to transfer each lease or sublease pursuant to this Agreement.

         (c) Other than real estate that was acquired by foreclosure or voluntary deed in lieu of foreclosure (i) all of the buildings, structures and fixtures owned, leased or subleased by FloridaFirst, FF-Bank and their respective subsidiaries are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations, and (ii) all of the material personal properties owned, leased or subleased by FloridaFirst, FF-Bank and their respective subsidiaries are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations.

         Section 3.14 Real Estate.
                      -----------

         (a) Schedule 3.14(a) identifies each parcel of real estate or interest therein owned, leased or subleased by FloridaFirst, FF-Bank or their respective subsidiaries or in which FloridaFirst, FF-Bank or their respective subsidiaries has any ownership or leasehold interest.

         (b) Schedule 3.14(b) lists or otherwise describes each and every written or oral lease or sublease, together with the current name, address and telephone number of the landlord or sublandlord and the landlord's property manager (if any), under which FloridaFirst or FF-Bank is the lessee of any real property and which relates in any manner to the operation of the businesses of FloridaFirst or FF-Bank.

         (c) To the knowledge of FloridaFirst, neither FloridaFirst nor FF-Bank has violated, or is currently in violation of, any law, regulation or ordinance relating to the ownership or use of the real estate and real estate interests described in Schedules 3.14(a) and 3.14(b) including, but not limited to any law, regulation or ordinance relating to zoning, building, occupancy, environmental or comparable matter which individually or in the aggregate would have a Material Adverse Effect on the Condition of FloridaFirst on a consolidated basis.

         (d) As to each parcel of real property owned or used by FloridaFirst, FF-Bank or any of their respective subsidiaries, neither FloridaFirst nor FF-Bank has received notice of any pending or, to the knowledge of FloridaFirst and FF-Bank, threatened condemnation proceedings, litigation proceedings or mechanic's or materialmen's liens.

         Section 3.15 Environmental Matters.
                      ---------------------

         (a) Each of FloridaFirst, FF-Bank, the Participation Facilities (as defined below), and the Loan Properties (as defined below) are, and have been, in compliance, and there are no present circumstances that would prevent or interfere with the continuation of such compliance with all applicable federal, state and local laws, including common law, rules, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the protection of the environment or the discharge of, or exposure to, Hazardous Materials (as defined below) in the environment or workplace, except for violations which, individually or in the aggregate, will not have a Material Adverse Effect on the Condition of FloridaFirst on a consolidated basis.

         (b) There is no litigation pending or, to the knowledge of FloridaFirst or FF-Bank, threatened before any court, governmental agency or board or other forum in which FloridaFirst, FF-Bank or any Participation Facility has been or, with respect to threatened litigation, may be, named as defendant (i) for alleged noncompliance (including by any predecessor), with respect to any Environmental Law (as defined below) or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on or involving a site owned, leased or operated by FloridaFirst, FF-Bank or any Participation Facility, except for such litigation pending or threatened that will not, individually or in the aggregate, have a Material Adverse Effect on the Condition of FloridaFirst on a consolidated basis.

         (c) There is no litigation pending or, to the knowledge of FloridaFirst or FF-Bank, threatened before any court, governmental agency or board or other forum in which any Loan Property (or FloridaFirst or FF-Bank in respect of such Loan Property) has been or, with respect to threatened litigation, may be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on or involving a Loan Property, except for such litigation pending or threatened that will not individually or in the aggregate, have a Material Adverse Effect on the Condition of FloridaFirst on a consolidated basis.

         (d) To the knowledge of FloridaFirst or FF-Bank there is no reasonable basis for any litigation of a type described in Section 3.15(b) and Section 3.15(c) of this Agreement, except as will not have, individually or in the aggregate, a Material Adverse Effect on the Condition of FloridaFirst on a consolidated basis.

         (e) During the period of (i) ownership or operation by FloridaFirst or FF-Bank of any of their respective current properties, (ii) participation by FloridaFirst or FF-Bank in the management of any Participation Facility, or
(iii) holding by FloridaFirst or FF-Bank of a security interest in any Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties, except where such releases have not and will not, individually or in the aggregate, have a Material Adverse Effect on the Condition of FloridaFirst on a consolidated basis.

         (f) Prior to the period of (i) ownership or operation by FloridaFirst or FF-Bank of any of their respective current properties, (ii) participation by FloridaFirst or FF-Bank in the management of any Participation Facility, or
(iii) holding by FloridaFirst or FF-Bank of a security interest in any Loan Property, to the knowledge of FloridaFirst or FF-Bank, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except where such releases have not and will not, individually or in the aggregate, have a Material Adverse Effect on the Condition of FloridaFirst on a consolidated basis.

         Section 3.16 Commitments and Contracts.
                      -------------------------

         (a) Except as set forth in Schedule 3.16, none of FloridaFirst, FF-Bank or their respective subsidiaries is a party or subject to any of the following (whether written or oral, express or implied):

               (i) Any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee, including in any such person's capacity as a consultant (other than those which either are terminable at will without any further amount being payable thereunder or as a result of such termination by FloridaFirst or FF-Bank);

               (ii) Any labor contract or agreement with any labor union;

               (iii)Any  contract  or  covenants  which  limit  the  ability  of
                    FloridaFirst or FF-Bank to compete in any line of business or which involve any restriction of the geographical area in which FloridaFirst or FF-Bank may carry on its businesses (other than as may be required by law or applicable regulatory authorities);

               (iv) Any  lease  (other  than real  estate  leases  described  on
                    Schedule 3.14(b)) or other agreements or contracts with annual payments aggregating $50,000 or more; or

               (v) Any other contract or agreement which would be required to be disclosed in reports filed by FloridaFirst with the SEC or OTS and which has not been so disclosed.

         (b) Except as set forth in Schedule 3.16(b), to the knowledge of FloridaFirst there is not, under any material agreement, lease or contract to which FloridaFirst or FF-Bank is a party, any existing default or event of default on the part of FloridaFirst or FF-Bank, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or non-performance.

         (c) Except as set forth on Schedule 3.16(c), (i) neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in termination of any material leases, agreements or licenses (including specifically real property leases and data processing agreements) to which FloridaFirst or FF-Bank is a party ("Material Agreements"), or modification or acceleration of any of the terms of such Material Agreements; and (ii) no Consents are required to be obtained and no notices are required to be given in order for the Material Agreements to remain effective, without any modification or acceleration of any of the terms thereof, following the consummation of the transactions contemplated by this Agreement.

         (d) Schedule 3.16(d) lists the deadlines for extensions or terminations of any Material Agreements to which FloridaFirst or FF-Bank is a party.

         Section  3.17  Regulatory,  Accounting  and  Tax  Matters.  Neither  of
                        ------------------------------------------
FloridaFirst nor FF-Bank has taken or agreed to take any action or has any knowledge of any fact or has agreed to any circumstance that would (i) materially impede or delay receipt of any Consents of any Regulatory Authorities referred to in this Agreement including, matters relating to the Community Reinvestment Act and protests thereunder; or (ii) prevent the transactions contemplated by this Agreement from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         Section 3.18 Registration Obligations. Neither FloridaFirst nor FF-Bank
                      ------------------------
is under any obligation, contingent or otherwise, which will survive the Merger to register any of its securities under the Securities Act of 1933, as amended, or any state securities laws.

         Section  3.19  Antitakeover  Provisions.  FloridaFirst  or FF-Bank have
                        ------------------------
taken all actions required to exempt FloridaFirst, this Agreement, the Merger, the Bank Merger Agreement and the Bank Merger from any provisions of an antitakeover nature contained in their organizational documents, and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations, including, without limitation, any such regulations pertaining to the conversion of FloridaFirst from mutual to stock form.

         Section 3.20 Insurance. FloridaFirst and FF-Bank are presently insured,
                      ---------
and during each of the past three calendar years have been insured, for reasonable amounts against such risks as companies or institutions engaged in a similar business and similar size would, in accordance with good business practice, customarily be insured. To the knowledge of FloridaFirst and FF-Bank, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of FloridaFirst and each FloridaFirst subsidiary provide adequate coverage against loss, and the fidelity bonds in effect as to which FloridaFirst or FF-Bank is named an insured are sufficient for their purpose. Such policies of insurance are listed and described in
Schedule 3.20.

         Section 3.21 Labor.
                      -----

         (a) No work stoppage involving FloridaFirst or FF-Bank is pending as of the date hereof or, to the knowledge of FloridaFirst or FF-Bank threatened. Neither FloridaFirst or FF-Bank is involved in, or, to the knowledge of FloridaFirst or FF-Bank and their respective subsidiaries, threatened with or affected by, any proceeding asserting that FloridaFirst or FF-Bank has committed an unfair labor practice or any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a Material Adverse Effect on FloridaFirst on a consolidated basis. No union represents, or to the knowledge of FloridaFirst, claims to represent any employees of FloridaFirst or FF-Bank, and, to the knowledge of FloridaFirst and FF-Bank, no labor union is attempting to organize employees of FloridaFirst or FF-Bank.

         (b) FloridaFirst or FF-Bank have made available to SouthTrust a true and complete list of all employees of FloridaFirst and FF-Bank and their respective subsidiaries as of the date hereof, together with the employee position, title, salary and date of hire, and all information with respect to all benefit plans or policies, bonus arrangements, commissions, severance plans or policies, compensation arrangements or other benefits provided to such employees. Except as set forth on Schedule 3.21(b), the consummation of the transactions contemplated hereby will not cause SouthTrust or ST-Sub to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any person or entity. Except as set forth on Schedule 3.16(a) hereto, no employee of FloridaFirst or FF-Bank has any contractual right to continued employment by FloridaFirst.

         (c) Except as set forth on Schedule 3.21(c), FloridaFirst, FF-Bank and their respective subsidiaries are in compliance in all material respects with all applicable laws and regulations relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, workers compensation, employee privacy and right to know and social security contributions.

         (d) Except as set forth on Schedule 3.21(d) hereto, there has not been, there is not presently pending or existing and, to the knowledge of FloridaFirst or FF-Bank, there is not threatened any proceeding against or affecting FloridaFirst, FF-Bank or their respective subsidiaries relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting FloridaFirst or FF-Bank.

         Section 3.22 Compliance with Laws. Each of FloridaFirst and FF-Bank has
                      --------------------
conducted its business in accordance with all applicable federal, foreign, state and local laws, regulations and orders, and each is in compliance with such laws, regulations and orders, except for such violations or non-compliance, which when taken together as a whole, will not have a Material Adverse Effect on the Condition of FloridaFirst on a consolidated basis. Except as disclosed in
Schedule 3.22, none of FloridaFirst or FF-Bank:

         (a) is in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business, except for violations which individually or in the aggregate do not have and will not have a Material Adverse Effect on the Condition of FloridaFirst on a consolidated basis; and

         (b) has received a notification or communication from any agency or department of any federal, state or local governmental authority or any Regulatory Authority or the staff thereof (i) asserting that FloridaFirst or FF-Bank is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have a Material Adverse Effect on the Condition of FloridaFirst on a consolidated basis, (ii) threatening to revoke any permit, the revocation of which is reasonably likely to have a Material Adverse Effect on the Condition of FloridaFirst on a consolidated basis, (iii) requiring FloridaFirst or FF-Bank to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of FloridaFirst or FF-Bank, including, without limitation, any restrictions on the payment of dividends, or that in any manner relates to such entity's capital adequacy, credit policies, management or business (other than general regulatory restrictions applicable to similarly-situated federal savings banks and their holding companies generally).

         Section 3.23 Transactions with Management. Except for (a) deposits, all
                      ----------------------------
of which are on terms and conditions comparable to those made available to other customers of FF-Bank at the time such deposits were entered into, (b) the loans listed on Schedule 3.5, (c) the agreements listed on Schedule 3.16, (d) obligations under employee benefit plans of FloridaFirst, FF-Bank and their respective subsidiaries set forth in Schedule 3.12 and (e) the items described on Schedule 3.23 and any loans or deposit agreements entered into in the ordinary course with customers of FF-Bank, there are no contracts with or commitments to present directors, officers or employees involving the expenditure of more than $1,000 as to any one individual, including, with respect to any business directly or indirectly controlled by any such person, or $5,000 for all such contracts for commitments in the aggregate for all such individuals.

         Section 3.24 Derivative  Contracts.  Neither of FloridaFirst or FF-Bank
                      ---------------------
is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or agreement, or any other contract or agreement not included in Financial Statements of FloridaFirst and the Financial Statements of FF-Bank which is a financial derivative contract (including various combinations thereof) ("Derivative Contracts"), except for those Derivative Contracts set forth in
Schedule 3.24.

         Section 3.25  Deposits.  None of the deposits of FF-Bank are "brokered"
                       --------
deposits as such term is defined in the Rules and Regulations of the FDIC or are subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, set off rights, escrow limitations and similar actions taken in the ordinary course of business).

         Section 3.26 Accounting Controls; Disclosure Controls.
                      ----------------------------------------

         (a) FloridaFirst has devised and maintained systems of internal accounting control sufficient to provide reasonable assurances that: (i) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of FloridaFirst; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to institutions such as FloridaFirst or any other criteria applicable to such financial statements, and to maintain proper accountability for items therein;
(iii) access to the material properties and assets of FloridaFirst is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of FloridaFirst; and (iv) the recorded accountability for items is compared with the actual levels at
reasonable   intervals  and  appropriate  actions  taken  with  respect to any differences.

         (b) To the extent required, FloridaFirst has in place "disclosure controls and procedures" as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended, to allow FloridaFirst's management to make timely decisions regarding required disclosures and to make the certifications of the Chief Executive Officer and Chief Financial Officer of FloridaFirst required under the Securities Exchange Act of 1934, as amended.

         Section  3.27 Proxy  Materials.  None of the  information  relating  to
                       ----------------
FloridaFirst or FF-Bank to be included in the Proxy Statement which is to be mailed to the shareholders of FloridaFirst in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not misleading.

         Section 3.28  Deposit  Insurance.  The deposit  accounts of FF-Bank are
                       ------------------
insured by the FDIC in accordance with the provisions of the Federal Deposit Insurance Act (the "Act"); FF-Bank has paid all regular premiums and special assessments and filed all reports required under the Act.

         Section 3.29  Intellectual  Property.  Each of FloridaFirst and FF-Bank
                       ----------------------
owns or possesses valid and binding licenses and other rights to use without additional payment all material patents, copyrights, trade secrets, trade names, servicemarks, trademarks, computer software and other intellectual property used in its businesses; neither of FloridaFirst or FF-Bank has received any notice of conflict with respect thereto that asserts the right of others.

         Section 3.30 SEC Filings. FloridaFirst has filed all forms, reports and
                      -----------
documents required to be filed by FloridaFirst with the SEC since December 31, 2001 (collectively, the FloridaFirst SEC Reports"). The FloridaFirst SEC Reports
(i) at the time they were filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, (ii) did not at the time they were filed (or if amended or superseded by filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such FloridaFirst's SEC Reports or necessary in order to make statements in FloridaFirst's SEC Reports, in light of the circumstances under which they were made, not misleading.

         Section 3.31 Untrue  Statements and  Omissions.  No  representation  or
                      ---------------------------------
warranty contained in Article 3 of this Agreement or in the Schedules contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF SOUTHTRUST AND ST-SUB

SouthTrust and ST-Sub hereby jointly and severally represent and warrant to FloridaFirst as follows as of the date hereof and also on the Effective Time of the Merger (except as otherwise provided):

         Section 4.1 Organization and Related Matters of SouthTrust.
                     ----------------------------------------------

         (a) SouthTrust is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SouthTrust has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and SouthTrust is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by SouthTrust, or the character or location of the properties and assets owned or leased by SouthTrust makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis. SouthTrust is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. True and correct copies of the Restated Certificate of Incorporation of SouthTrust and the Bylaws of SouthTrust, each as amended to the date hereof, have been made available to FloridaFirst.

         (b) SouthTrust has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis.

         Section 4.2 Organization and Related Matters of ST-Sub.
                     ------------------------------------------

         (a) ST-Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama. ST-Sub has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and ST-Sub is licensed or qualified to do business in each jurisdiction which the nature of the business conducted or to be conducted by ST-Sub, or the character or location or the properties and assets owned or leased by ST-Sub make such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis. True and correct copies of the Certificate or Articles of Incorporation and Bylaws of ST-Sub, as each may be amended to the date hereof, have been made available to FloridaFirst.

         (b) ST-Sub has in effect all federal, state, local and foreign governmental, regulatory or other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as proposed to be conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis.

         Section 4.3  Capitalization.  As of December 31, 2003,  the  authorized
                      --------------
capital stock of SouthTrust consisted of 1,000,000,000 shares of common stock, par value $2.50 per share, 356,983,844 shares (which includes the rights associated with such shares pursuant to that certain Amended and Restated Rights Agreement dated as of August 1, 2000 between SouthTrust and FloridaFirst Stock Transfer & Trust Company) of which are issued and outstanding (exclusive of any such shares held in the treasury of SouthTrust as of the date hereof), and 5,000,000 shares of preferred stock, par value $1.00 per share, none of which is issued and outstanding as of the date hereof. All issued and outstanding SouthTrust Shares and all shares to be issued pursuant hereto have been duly authorized and validly issued, and all such shares are fully paid and nonassessable.

         Section 4.4 Authorization.  The execution, delivery, and performance of
                     -------------
this Agreement, and the consummation of the transactions contemplated hereby and in any related agreements, have been or, as of the Effective Time of the Merger, will have been duly authorized by the Boards of Directors of SouthTrust and ST-Sub, and no other corporate proceedings on the part of SouthTrust or ST-Sub are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is the valid and binding obligation of SouthTrust and ST-Sub enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of the Restated Certificate of Incorporation or Bylaws of SouthTrust or the Articles or Certificate of Incorporation or Bylaws of ST-Sub or, (ii) to SouthTrust's knowledge and assuming that any necessary Consents are duly obtained, (A) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of SouthTrust or ST-Sub under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which SouthTrust or ST-Sub is a party, or by which SouthTrust or ST-Sub or any of their respective properties or assets may be bound or affected, (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SouthTrust or ST-Sub or any of their respective material properties or assets, except for
(X) such  conflicts,  breaches or defaults as are set forth in Schedule 4.4; and
(Y) with respect to (B) above, such as individually or in the aggregate will not have a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis.

         Section 4.5 Financial Statements.
                     --------------------

         (a) SouthTrust has made available to FloridaFirst copies of the consolidated financial statements of SouthTrust as of and for the years ended December 31, 2001 and 2002, and for the period ended March 31, 2003, June 30, 2003 and September 30, 2003, and SouthTrust will make available to FloridaFirst, as soon as practicable following the preparation of additional consolidated financial statements for each subsequent calendar quarter or year of SouthTrust, the consolidated financial statements of SouthTrust as of and for such subsequent calendar quarter or year (such consolidated financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of SouthTrust").

         (b) Each of the Financial Statements of SouthTrust (including the related notes) have been or will be prepared in all material respects in accordance with generally accepted accounting principles, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of SouthTrust have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Financial Statements of SouthTrust (including the related notes) fairly presents or will fairly present the consolidated financial position of SouthTrust as of the respective dates thereof and fairly presents or will fairly present the results of operations of SouthTrust for the respective periods therein set forth.

         (c) Since December 31, 2002, SouthTrust has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of SouthTrust or reflected in the notes thereto, and (ii) which were incurred after December 31, 2002 in the ordinary course of business consistent with past practices. Since December 31, 2002, and except for the matters described in (i) and (ii) above, SouthTrust has not incurred or paid any obligation or liability which would be material to the Condition of SouthTrust on a consolidated basis.

         (d) To the extent not prohibited by law, SouthTrust has heretofore delivered or made available to FloridaFirst all reports and filings made or required to be made by SouthTrust or any of its subsidiaries with the Regulatory Authorities, and will from time to time hereafter furnish to FloridaFirst, upon such filing or furnishing the same to the Regulatory Authorities, all such reports and filings made after the date hereof with the Regulatory Authorities. As of the respective dates of such reports and filings, all such reports and filings did not and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 4.6 Absence of Certain  Changes or Events.  Since  December 31,
                     -------------------------------------
2002, there has not been any Material Adverse Effect in the Condition of SouthTrust on a consolidated basis, and to the knowledge of SouthTrust, no fact or condition exists which might reasonably be expected to cause such a Material Adverse Effect in the future.

         Section 4.7 Consents and Approvals.  Except for (i) the Consents of the
                     ----------------------
Regulatory Authorities; (ii) approval of this Agreement by the shareholders of FloridaFirst; (iii) filing of Articles of Merger with the States of Alabama and Florida; and (iv) as disclosed in Schedule 4.7, no consents or approvals by, or filings or registrations with, any third party or any public body, agency or authority are necessary in connection with the execution and delivery by SouthTrust and ST-Sub or, to the knowledge of SouthTrust, by FloridaFirst of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby.

         Section 4.8 Proxy Materials. None of the information relating solely to
                     ---------------
SouthTrust or any Subsidiary to be included or incorporated by reference in the Proxy Statement which is to be mailed to the shareholders of FloridaFirst in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders of FloridaFirst to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading.

         Section 4.9 Accounting,  Tax,  Regulatory  Matters.  SouthTrust has not
                     --------------------------------------
agreed to take any action, has no knowledge of any fact and has not agreed to any circumstance that would (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of
Section 368 of the Code, or (ii) materially impede or delay receipt of any Consent from any Regulatory Authority referred to in this Agreement including matters related to the Community Reinvestment Act and protests thereunder.

         Section  4.10 No Broker's  or Finder's  Fees.  Neither  SouthTrust  nor
                       ------------------------------
ST-Sub or any of their subsidiaries, affiliates or employers has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with this Agreement or the consummation of any of the transactions contemplated herein.

         Section 4.11 Untrue  Statements and  Omissions.  No  representation  or
                      ---------------------------------
warranty contained in Article 4 of this Agreement or in the Schedules of SouthTrust or ST-Sub contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 4.12 Legal Proceedings, Etc. Neither of SouthTrust or ST-Sub is
                      ----------------------
a party to any, and there are no pending or, to the knowledge of SouthTrust and each SouthTrust subsidiary, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations against SouthTrust or ST-Sub challenging the validity of the transactions contemplated by this Agreement and, to the knowledge of SouthTrust and each SouthTrust subsidiary as of the date hereof, there is no proceeding, claim, action or governmental investigation against SouthTrust or any SouthTrust subsidiary; no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator is outstanding against SouthTrust or any SouthTrust subsidiary which has had, or is reasonably likely to have, a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis; there is no default by SouthTrust or any SouthTrust subsidiary under any material contract or agreement to which it is a party; and none of SouthTrust or any SouthTrust subsidiary is a party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of SouthTrust or any SouthTrust subsidiary and none of SouthTrust or any SouthTrust subsidiary has been advised by any Regulatory Authority that any such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

         Section 4.13 Compliance with Laws. Each of SouthTrust, ST-Sub and their
                      --------------------
respective subsidiaries has conducted its business in accordance with all applicable federal, foreign, state and local laws, regulations and orders, and each is in compliance with such laws, regulations and orders, except for such violations or non-compliance, which when taken together as a whole, will not have a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis. None of SouthTrust or any of its subsidiaries:

         (a) is in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business, except for violations which individually or in the aggregate do not have and will not have a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis; and

         (b) has received a notification or communication from any agency or department of any federal, state or local governmental authority or any
Regulatory Authority or the staff thereof (i) asserting that SouthTrust or any SouthTrust subsidiary is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis, (ii) threatening to revoke any permit, the revocation of which is reasonably likely to have a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis, (iii) requiring SouthTrust or any SouthTrust subsidiary to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of SouthTrust or any SouthTrust subsidiary, including, without limitation, any restrictions on the payment of dividends, or that in any manner relates to such entity's capital adequacy, credit policies, management or business.

         Section 4.14 SEC Filings.  SouthTrust has filed all forms,  reports and
                      -----------
documents required to be filed by it with the SEC since December 31, 2001 (collectively, the "SouthTrust SEC Reports"). The SouthTrust SEC Reports (i) at the time they were filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, (ii) did not at the time they were filed (or if amended or superseded by filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SouthTrust's SEC Reports or necessary in order to make statements in
SouthTrust's SEC Reports, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 5

                            COVENANTS AND AGREEMENTS

         Section 5.1 Conduct of the Business of  FloridaFirst  and  FloridaFirst
                     -----------------------------------------------------------
Subsidiaries.
------------

         (a) During the period from the date of this Agreement to the Effective Time of the Merger, FloridaFirst shall, and shall cause FF-Bank and its respective subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking principles,
(ii)  use its  best  efforts  to  maintain  and  preserve  intact  its  business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees, (iii) preserve for itself and SouthTrust the goodwill of the customers of FloridaFirst, FF-Bank and their respective subsidiaries and others with whom business relationships exist, and (iv) except as required by law or regulation, take no action which would adversely affect or delay the ability of FloridaFirst or SouthTrust to obtain any Consent from any Regulatory Authority or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

         (b) During the period from the date of this Agreement to the Effective Time of the Merger, except as required by law or regulation, FloridaFirst shall not, and it shall not permit any FloridaFirst subsidiary, without the prior written consent of SouthTrust (which consent shall not be unreasonably withheld), to:

               (i) change, delete or add any provision of or to the Articles of Incorporation or Bylaws of FloridaFirst or FF-Bank;

               (ii) except for the issuance of  FloridaFirst  Shares pursuant to the terms of the FloridaFirst Options, change the number of shares of the authorized, issued or outstanding capital stock of FloridaFirst, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of FloridaFirst, declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of FloridaFirst, except that FloridaFirst shall be permitted to declare and pay quarterly cash dividends with respect to the outstanding capital stock of FloridaFirst in per share amounts equivalent on a per share basis to any quarterly cash dividends declared by SouthTrust with respect to outstanding shares of capital stock of SouthTrust, provided that SouthTrust has confirmed the amount and timing of any such cash dividends declared by FloridaFirst and provided that the Parties shall coordinate the record and payment dates of any such cash dividends declared by FloridaFirst, it being the intention of the parties that the holders of FloridaFirst Shares may (to the extent allowed by law and declared) receive one, but not more than one, dividend for any quarterly period with respect to FloridaFirst Shares and any shares of SouthTrust Common Stock any holder of FloridaFirst Shares receives in exchange therefor in the Merger;

               (iii)incur  any  material  liabilities  or  material  obligations
                    (other than deposit liabilities and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice;

               (iv) make any  capital  expenditures  individually  in  excess of
                    $25,000, or in the aggregate in excess of $50,000 other than pursuant to binding commitments existing on September 30, 2003 and disclosed in a Schedule delivered pursuant to
                    Article 5 of this Agreement or in the annexed Schedule 5.1(b)(iv) and other than expenditures necessary to maintain existing assets in good repair;

               (v) except as disclosed in Schedule 5.1(b)(v) sell, transfer, convey or otherwise dispose of any real property (including "other real estate owned") or interest therein having a book value in excess of or in exchange for consideration in excess of $25,000;

               (vi) pay  any  bonuses  except   pursuant  to  the  terms  of  an
                    enforceable written employment agreement; enter into any new, or amend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any person; alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing employee benefit plan, except as may be required by law; grant any general increase in compensation to its employees as a class or to its officers except for non-executive officers in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; grant any material increase in fees or other compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law;

               (vii)enter  into  or  extend  any  agreement,  lease  or  license relating to real property, personal property, data processing or bankcard functions relating to FloridaFirst or FF-Bank that involves an aggregate of $25,000 or more;

               (viii)  acquire  twenty  percent  (20%) or more of the  assets or equity securities of any Person or acquire direct or indirect control of any person, other than in connection with (A) any internal reorganization or consolidation involving existing FloridaFirst subsidiaries which has been approved in advance in writing by SouthTrust, (B) foreclosures in the ordinary course of business, (C) acquisitions of control by FF-Bank or any other FloridaFirst subsidiary engaged in banking in a fiduciary capacity or (D) the creation of any new FloridaFirst subsidiary organized to conduct and continue activities otherwise permitted by this Agreement;

               (ix) increase  or  decrease  the  rate of  interest  paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with FloridaFirst and FF-Bank's past practices;

               (x) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article 7 not being satisfied;

               (xi) purchase or otherwise acquire any investment  securities for its own account having an average remaining life to maturity greater than five years, or any asset-backed security, other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation, or any Derivative Contract; or

               (xii)commence  any cause of action or  proceeding  other  than in accordance with past practice or settle any action, claim, arbitration, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry or other proceeding against FloridaFirst, FF-Bank or any of their respective subsidiaries for material money damages or restrictions upon any of their operations.

         Section  5.2  Current  Information.  During the period from the date of
                       --------------------
this Agreement to the Effective Time of the Merger or the time of termination or abandonment of this Agreement, FloridaFirst will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of SouthTrust and to report the general status of the ongoing operations of FloridaFirst. FloridaFirst will promptly notify SouthTrust of any material change in the normal course of business or the operations or the properties of FloridaFirst or FF-Bank, any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting FloridaFirst or an FloridaFirst subsidiary, the institution or the threat of material litigation, claims, threats or causes of action involving FloridaFirst or FF-Bank, and will keep SouthTrust fully informed of such events. FloridaFirst will furnish to SouthTrust, promptly after the preparation and/or receipt by FloridaFirst thereof, copies of its unaudited monthly and quarterly periodic financial statements and call reports for the applicable periods then ended, and such financial statements (other than the
unaudited  monthly   statements)
and call reports shall, upon delivery to SouthTrust, be treated, for purposes of
Section 3.3 hereof, as among the Financial Statements of FloridaFirst, the Financial Statements of FF-Bank and the Financial Regulatory Reports of FF-Bank.

         Section  5.3  Access to  Properties;  Personnel  and  Records;  Systems
                       ---------------------------------------------------------
Integration.
-----------

         (a) For so long as this Agreement shall remain in effect, FloridaFirst and FF-Bank shall permit SouthTrust or its agents upon prior notice full access, during normal business hours, to the properties of FloridaFirst and FF-Bank, and shall disclose and make available to SouthTrust and to its internal auditors, loan review officers, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of FloridaFirst or FF-Bank, including all books of account (including the general ledger), tax records, minute books of directors' (excluding matters relating to the consideration and approval of the Agreement and the Merger, any "Acquisition Proposal" or "takeover proposal" (as such terms are defined herein) or the fiduciary duties of the board) and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory agency, examination reports, correspondence with regulatory or taxing authorities, documents relating to assets, titles, abstracts, appraisals, consultant's reports, plans affecting employees, securities transfer records and stockholder lists, and any other assets, business activities or prospects in which SouthTrust may have a reasonable interest, and FloridaFirst, FF-Bank and their respective subsidiaries shall use their reasonable best efforts to provide SouthTrust and its representatives access to the work papers of FloridaFirst's and FloridaFirst subsidiaries' accountants. For so long as this Agreement shall remain in effect, FloridaFirst shall permit a SouthTrust representative to attend FloridaFirst board meetings provided that the board may convene in executive session without the presence of a SouthTrust representative. FloridaFirst, FF-Bank and their respective subsidiaries shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment, would destroy attorney-client privilege or would violate any confidentiality agreement; provided that FloridaFirst and FF-Bank shall cooperate with SouthTrust in seeking to obtain Consents from appropriate parties under whose rights or authority access is otherwise restricted. The foregoing rights granted to SouthTrust shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by FloridaFirst, FF-Bank and their respective subsidiaries.

         (b) All information furnished by the parties hereto pursuant to this Agreement shall be treated as the sole property of the party providing such information until the consummation of the Merger contemplated hereby and, if such transaction shall not occur, the party receiving the information shall return to the party which furnished such information, all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for two (2) years from the date the proposed transactions are abandoned but shall not apply to (1) any information which (A) the party receiving the information was already in possession of prior to disclosure thereof by the party furnishing the information, (B) was then available to the public, or (C) became available to the public through no fault of the party receiving the information; or (2) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction or regulatory agency; provided, however, the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten (10) business days prior notice thereof. Each party hereto acknowledges and agrees that a breach of any of their respective obligations under this Section 5.3 would cause the other irreparable harm for which there is no adequate remedy at law, and that, accordingly, each is entitled to injunctive and other equitable relief for the enforcement thereof in addition to damages or any other relief available at law. Notwithstanding the foregoing, nothing in this Agreement shall prohibit the disclosure of the tax treatment and tax structure, as those terms are used in Treasury Regulation Section 1.6011-4, of the transactions contemplated by the Agreement from and after the date of the public announcement by the Parties of this Agreement and the Merger.

         (c) From and after the date hereof, FloridaFirst shall cause FF-Bank and its directors, officers and employees to, and shall make all reasonable efforts to cause FF-Bank's data processing service providers to, cooperate and assist SouthTrust in connection with an electronic and systematic conversion of all applicable data regarding FF-Bank to ST-Bank's system of electronic data processing. In furtherance of, and not in limitation of, the foregoing, FloridaFirst shall cause FF-Bank to make reasonable arrangements during normal business hours to permit personnel and representatives of ST-Bank to train FF-Bank employees in ST-Bank's system of electronic data processing.

         Section 5.4 Approval of FloridaFirst  Shareholders.  FloridaFirst  will
                     --------------------------------------
take all steps necessary under applicable laws to call, give notice of, convene and hold a meeting of its shareholders at such time as may be mutually agreed to by the parties for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable. Subject to its fiduciary duties, the Board of Directors of FloridaFirst will recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and FloridaFirst will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby.

         Section 5.5 No Other Bids.  Except with respect to this  Agreement  and
                     -------------
the transactions contemplated hereby, neither FloridaFirst nor any Affiliate (as defined below) thereof, nor any investment banker, attorney, accountant or other representative (collectively, "representative") retained by FloridaFirst, FF-Bank or any of their respective subsidiaries shall directly or indirectly initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any "takeover proposal" (as defined below) by any other party. Except to the extent necessary to comply with the fiduciary duties of FloridaFirst's Board of Directors taking into account the advice of counsel to such Board of Directors, neither FloridaFirst nor any affiliate or representative thereof shall furnish any non-public information that it is not legally obligated to furnish or negotiate or enter into any agreement or contract with respect to any takeover proposal, and shall direct and use its reasonable efforts to cause its affiliates or representatives not to engage in any of the foregoing, but FloridaFirst may communicate information about such a takeover proposal to its shareholders if and to the extent it is required to do so in order to comply with its legal obligations as advised by counsel. FloridaFirst shall promptly notify SouthTrust orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. FloridaFirst shall immediately cease and cause to be terminated as of the date of this Agreement any existing activities, discussions or negotiations with any other parties conducted heretofore with respect to any of the foregoing. As used in this
Section 5.5, "takeover proposal" shall mean any proposal for a merger or other business combination involving FloridaFirst, FF-Bank or any of their respective subsidiaries or for the acquisition of a significant equity interest in FloridaFirst, FF-Bank or any of their respective subsidiaries or for the acquisition of a significant portion of the assets or liabilities of FloridaFirst, FF-Bank or any of their respective subsidiaries.

         Section 5.6 Maintenance of Properties;  Certain Remediation and Capital
                     -----------------------------------------------------------
Improvements.  FloridaFirst,  FF-Bank  and their  respective  subsidiaries  will
------------
maintain their respective properties and assets in satisfactory condition and repair for the purposes for which they are intended, ordinary wear and tear excepted.

         Section 5.7 Environmental Audits. At the election of SouthTrust,  which
                     --------------------
shall be made within 30 days of the date of this Agreement, FloridaFirst will, at its own expense, with respect to each parcel of real property that FloridaFirst or FF-Bank owns, leases or subleases, procure and deliver to SouthTrust, within thirty (30) days after such election by SouthTrust, an environmental audit, which audit shall be conducted by a firm reasonably acceptable to SouthTrust.

         Section 5.8 Title Insurance. At the election of SouthTrust, which shall
                     ---------------
be made within 30 days of the date of the Agreement, FloridaFirst will, at its own expense, with respect to each parcel of real property that FloridaFirst or FF-Bank owns, leases or subleases, procure and deliver to SouthTrust, at least thirty (30) days prior to the Effective Time of the Merger, a commitment to issue owner's and leasehold title insurance in such amounts and by such insurance company reasonably acceptable to SouthTrust.

         Section 5.9 Surveys. At the election of SouthTrust, which shall be made
                     -------
within 30 days of the date of the Agreement, with respect to each parcel of real property as to which a title insurance policy is to be procured pursuant to
Section 5.8, FloridaFirst, at its own expense, will procure and deliver to SouthTrust at least thirty (30) days prior to the Effective Time of the Merger, a survey of such real property, which survey shall be prepared by a licensed surveyor reasonably acceptable to SouthTrust, disclosing the locations of all improvements, easements, sidewalks, roadways, utility lines and other matters customarily shown on such surveys and providing the legal description of the property in a form suitable for recording and insuring the title thereof (the "Survey").

         Section 5.10 Consents to Assign and Use Leased  Premises.  With respect
                      -------------------------------------------
to the leases disclosed in Schedule 3.12(b), FloridaFirst will, or shall cause FF-Bank and each applicable subsidiary of FloridaFirst and FF-Bank to, use commercially reasonable effects obtain all

Consents necessary or appropriate to transfer and assign all right, title and interest of FloridaFirst, FF-Bank and their respective subsidiaries to ST-Bank and to permit the use and operation of the leased premises by ST-Bank.

         Section 5.11  Compliance  Matters.  Prior to the Effective  Time of the
                      --------------------
Merger, FloridaFirst shall take, or cause to be taken, all steps reasonably requested by SouthTrust to cure any deficiencies in regulatory compliance by FloridaFirst or FF-Bank; provided, however, neither SouthTrust nor ST Sub shall have any liability resulting from such deficiencies or attempts to cure them.

         Section 5.12 Conforming Accounting and Reserve Policies. At the request
                      ------------------------------------------
of SouthTrust, FloridaFirst shall immediately prior to Closing establish and take such reserves and accruals as SouthTrust reasonably shall request to conform FF-Bank's loan, accrual, reserve and other accounting policies to the policies of ST-Bank, provided however, such requested conforming adjustment shall not be taken into account as having a Material Adverse Effect on FloridaFirst.

         Section 5.13 Bank Merger Agreement.  Prior to the Effective Time of the
                      ---------------------
Merger, the Parties shall have executed and delivered the Bank Merger Agreement substantially in the form annexed hereto as Exhibit 5.13. FloridaFirst shall vote by action by written consent or as otherwise required the shares of capital stock of FF-Bank held by FloridaFirst, and ST-Sub shall vote by action by written consent or as otherwise required the shares of ST-Bank held by ST-Sub, in favor of such Bank Merger Agreement and the transactions contemplated thereby.

         Section  5.14  Affiliates.  FloridaFirst  shall use its best efforts to
                        ----------
cause all persons who are "affiliates" of FloridaFirst for purposes of Rule 145 under the Securities Act of 1933, as amended, to deliver to SouthTrust promptly following execution of this Agreement a written agreement in a form substantially similar to Exhibit 5.14 providing that such person will not dispose of SouthTrust Shares to be received in the Merger, except in compliance with applicable provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and in any event shall use its best efforts to cause such affiliates to deliver to SouthTrust such written agreement prior to the Closing Date.

         Section 5.15 Advisory  Board.  As of the  Effective  Time of the Merger
                      ---------------
SouthTrust shall offer to each of the members of the Board of Directors of FloridaFirst a seat on the Advisory Board for the Lakeland, Florida area. For three years following the Effective Time of the Merger, the Advisory Board members appointed pursuant to this Section 5.15 who are not employees of SouthTrust, ST-Bank or an Affiliate or under contract with SouthTrust, ST-Bank or an Affiliate, and who continue to serve shall receive, as compensation for service on the Advisory Board, Advisory Board member's fees (annual retainer and attendance fees) equal in amount each year (prorated for any partial year) to the annual retainer and schedule of attendance fees for directors of FloridaFirst in effect on September 1, 2003. Following such three-year period, Advisory Board Members, if they continue to serve in such capacity, shall receive fees in accordance with SouthTrust's standard schedule of fees for service thereon as in effect from time to time. For three years after the Effective Time of the Merger, no such Advisory Board member shall be prohibited from serving thereon because he or she shall have attained the maximum age for service thereon (currently age 70). In the event SouthTrust shall establish a Florida State Advisory Board prior to the date that Nis H. Nissen, III shall attain his 70th birthday, Nis H. Nissen, III shall be offered a seat on the Florida State Advisory Board. Membership of any person on any Advisory Board shall be conditional upon execution of an agreement providing that such person will not engage in activities competitive with SouthTrust for three years following the Effective Time of the Merger or, if longer, the period that he or she is a member of the Advisory Board.

         Section 5.16 Restricted  Stock Awards.  At or immediately  prior to the
                      ------------------------
Effective Time of the Merger, the awards of stock referenced at Section 2.2(c) herein shall be deemed immediately vested and nonforfeitable, shall be distributed in the form of FloridaFirst Shares, and shall be subject to conversion as Exchange Shares under Article 2 hereof.

         Section  5.17  Publicity.  Except as  otherwise  required by law or the
                        ---------
rules of NASDAQ, so long as this Agreement is in effect, neither ST-Sub nor FloridaFirst shall, or shall permit any of their respective subsidiaries or Affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. In the event such press release, public statement or public announcement is required by law, the announcing party will give the other party advance notice of such and provide a copy of the proposed release, statement or announcement to the other party.

         Section  5.18  Certification  of  Claims.   Immediately  prior  to  the
                        -------------------------
Effective Time of the Merger, FloridaFirst shall deliver a certificate to SouthTrust regarding any pending or threatened claim under the directors and officers' insurance policy or the fidelity bond coverage of FloridaFirst or FF-Bank.

                                   ARTICLE 6

                       ADDITIONAL COVENANTS AND AGREEMENTS

         Section  6.1  Best  Efforts;  Cooperation.  Subject  to the  terms  and
                       ---------------------------
conditions herein provided, each of the parties hereto agrees to use its best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

         Section 6.2 Regulatory Matters.
                     ------------------

         (a) As promptly as practicable but in no event later than 15 business days following the execution and delivery of this Agreement, SouthTrust and FloridaFirst shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities or consummation of the Merger. Such applications and filings shall be in such form as may be prescribed by the respective government agencies and shall contain such information as they may require. The parties hereto will cooperate with each other and use their best efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated permits, consents, approvals, rulings and authorizations of government agencies and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including, without limitation, those required or contemplated from the Regulatory Authorities, and the shareholders of FloridaFirst. Each of the parties shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any government agencies in connection with the transactions contemplated by this Agreement.

         (b) Each party hereto will furnish the other party with all information concerning itself, its Subsidiaries, directors, trustees, officers, shareholders and depositors, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement. Upon request, the parties hereto will promptly furnish each other with copies of written communications received by them or their respective Subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

         Section 6.3 Employment and Employee Benefits Matters.
                     ----------------------------------------

         (a) The parties acknowledge that nothing in this Agreement shall be construed as constituting an employment agreement between SouthTrust or any of its affiliates and any officer or employee of FloridaFirst, FF-Bank or any of their respective subsidiaries or an obligation on the part of SouthTrust or any of its affiliates to employ any such officers or employees.

         (b) The parties agree that appropriate steps shall be taken to terminate the FloridaFirst Bank 401(k) Retirement Plan (the "FloridaFirst 401(k) Plan") as of a date prior to the Effective Time of the Merger or as promptly as practicable thereafter, SouthTrust shall take appropriate steps to wind up the FloridaFirst 401(k) Plan and distribute the assets of its trust in accordance with the terms of the FloridaFirst 401(k) Plan and applicable law, following the termination of the FloridaFirst 401(k) Plan and receipt of a favorable determination letter from the Internal Revenue Service relating to such termination. In addition, the parties agree that appropriate steps shall be taken to terminate all employee benefit plans of FloridaFirst, FF-Bank or any of their respective subsidiaries other than the FloridaFirst 401(k) Plan immediately prior to, at or as soon as administratively feasible following the Effective Time of the Merger, provided that the conditions of this Subsection
(b) and of paragraphs (i)-(ii) below are then met and provided further that all employees of FloridaFirst, FF-Bank or any of their respective subsidiaries who were participating immediately prior to the Merger in employee benefit plans of FloridaFirst, FF-Bank or any of their respective subsidiaries (other than the FloridaFirst 401(k) Plan) for which SouthTrust maintains a corresponding plan shall commence participation in SouthTrust's corresponding plan upon the later of the Effective Time of the Merger or the date of termination of coverage under the Employee Benefit Plans of FloridaFirst, FF-Bank or any of their respective subsidiaries without any gap or interruption in coverage (including any gap affecting any of FloridaFirst employee's dependents), whether a gap in time of coverage or in waiting or elimination periods. Subject to
Section 6.3(c) hereof and except as otherwise specifically provided below, SouthTrust agrees that the officers and employees of FloridaFirst, FF-Bank or any of their respective subsidiaries who SouthTrust or its subsidiaries employ shall be eligible to participate in SouthTrust's employee benefit plans, including welfare and fringe benefit plans, sick leave, vacation, holiday pay and similar payroll practices, on the same basis as and subject to the same conditions as are applicable to any newly-hired employee of SouthTrust; provided, however, that:

               (i) with respect to each SouthTrust Health Plan, SouthTrust shall credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under the group medical insurance plan of FloridaFirst, FF-Bank or any of their respective subsidiaries during the current calendar year for purposes of satisfying the deductible provisions under SouthTrust's plan for such current year, and SouthTrust shall waive all waiting periods under said plans for pre-existing conditions; and

               (ii) Credit  for  each  such   employee's   past   service   with
                    FloridaFirst, FF-Bank or any of their respective subsidiaries prior to the Effective Time of the Merger ("Past Service Credit") shall be given by SouthTrust to employees for purposes of:

                    (A) determining vacation, severance, sick leave and other leave benefits and accruals, in accordance with the established policies of SouthTrust;

                    (B) establishing eligibility for participation in and vesting under SouthTrust's welfare and fringe benefit plans, and for purposes of determining the scheduling of vacations and other determinations which are made based on length of service.

         (c) From and after the Applicable Date (as hereinafter defined) and subject to applicable law, SouthTrust shall recognize the service of all employees of FloridaFirst, FF-Bank or any of their respective subsidiaries for purposes of determining eligibility to participate in, and vesting in accrued benefits under the SouthTrust 401(k) Plan, the SouthTrust Employee Stock Ownership Plan, the SouthTrust Pension Plan (the "ST Pension Plan"), and the SouthTrust Discount Stock Payroll Purchase Plan (the "ST Discount Stock Plan") as follows:

                    (i) for purposes of vesting and eligibility under the SouthTrust 401(k) Plan, the SouthTrust Employee Stock Ownership Plan, the ST Pension Plan and the ST Discount Stock Plan, all Past Service Credit shall be credited as if such service had been performed for

                         SouthTrust and all service performed for SouthTrust from and after the Effective Time of the Merger shall be credited; and

                    (ii) for  purposes of benefit  accrual  under the ST Pension
                         Plan, all service performed for SouthTrust from and after the Applicable Date shall be credited.

The "Applicable Date" with respect to a plan is as specified below:


                        Plan                      Applicable Date
                        ----                      ---------------

                 SouthTrust 401(k) Plan      Eligible Plan Entry Date as defined
                                             in such plan

                 SouthTrust Employee Stock   Eligible Plan Entry Date as defined
                 Ownership Plan              in such plan

                 ST Pension Plan             January 1, 2005

                 ST Discount Stock Plan      January 1, 2005

         (d) Consistent with Section 6.3(b) of this Agreement, the parties agree that appropriate steps will be taken to terminate the FloridaFirst Employee Stock Ownership Plan (the "FF-Bank ESOP") as of a date prior to the Effective Time of the Merger. FF-Bank, as sponsor of the FF-Bank ESOP, agrees that as soon as administratively feasible following the execution of this Agreement, independent legal counsel ("FF-Bank ESOP Counsel") for the FF-Bank ESOP Trustees (the "Trustees") shall be appointed to advise the Trustees with regard to the exercise, in connection with the proposed Merger, of their power and responsibility to vote unallocated FloridaFirst Shares held by the trust associated with the FF-Bank ESOP (the "FF-Bank ESOP Trust") and allocated FloridaFirst Shares held by the FF-Bank ESOP Trust for which no voting direction has been received and their powers and responsibilities with respect to Section 2.1(d) of this Agreement. The parties agree that, following the later of the termination of the FF-Bank ESOP and receipt of a favorable determination letter from the Internal Revenue Service relating to such termination, the FF-Bank ESOP Trustees in coordination with SouthTrust shall take appropriate steps as soon as practicable to wind up the FF-Bank ESOP and distribute the assets of its trust in accordance with the terms of the FF-Bank ESOP and applicable law. Moreover, the parties agree that as soon as practicable following the Effective Time of the Merger, by means of a process conducted in a manner consistent with the requirements of the Code, ERISA, other applicable law and the terms of the FF-Bank ESOP, any existing liability of the FF-Bank ESOP collateralized on the Closing Date with employer stock (currently FloridaFirst Shares) shall be paid off by the FF-Bank ESOP either through application of any cash proceeds received from the sale of any unallocated shares pursuant to Section 2.1(d) of this Agreement or the proceeds from the sale of a sufficient amount of SouthTrust Shares which, incident to the Merger, have been substituted as the collateral for such liabilities; the parties further agree subject to the requirements of the Code, ERISA, other applicable law and the terms of the FF-Bank ESOP, that any residual sale proceeds and any residual unallocated SouthTrust Shares pledged with respect to the liabilities paid incident to such sale shall be allocated after payment of permissible administrative and Trustee expenses (which shall include, but not be limited to, the expenses associated with FF-Bank ESOP Counsel) as earnings to the account balances of the participants, alternate payees, or beneficiaries of the FF-Bank ESOP.

         (e) Deferred Compensation Plans.

               (i) Upon SouthTrust's prior approval and upon terms and conditions satisfactory to SouthTrust, FloridaFirst and FF-Bank shall use their best efforts to terminate the FloridaFirst Bank Directors Consultation and Retirement Plan (the "Director Plan") and cause all benefits payable to participants under the Director Plan to be paid to such participants as of a date no later than the Closing Date.

               (ii) Upon prior approval and upon terms and conditions satisfactory to SouthTrust, FloridaFirst and FF-Bank shall use their best efforts to terminate the FloridaFirst Bank Supplemental Executive Retirement Plan for the Benefit of Senior Officers, as of a date no later than the Closing Date.

         Section 6.4 Indemnification.
                     ---------------

         (a) For a period of five (5) years after the Effective Time of the Merger, SouthTrust shall indemnify, defend and hold harmless each person entitled to indemnification from FloridaFirst (each an "Indemnified Party") against all liability arising out of actions or omissions occurring at or prior to the Effective Time of the Merger (including, without limitation, transactions contemplated by this Agreement) to the same extent and subject to the conditions set forth in FloridaFirst's and FF-Bank's Articles or Certificate of Incorporation or Bylaws, in each case as in effect as of the date hereof.

         (b) After the Effective Time of the Merger, directors, officers and employees of FloridaFirst and FF-Bank, except for the indemnification rights provided for in this Section 6.4 above, shall have indemnification rights having prospective application only. These prospective indemnification rights shall consist of such rights to which directors, officers and employees of SouthTrust and its subsidiaries would be entitled under the Restated Certificate or Certificate or Articles of Incorporation and Bylaws of SouthTrust or the particular subsidiary for which they are serving as officers, directors or employees and under such directors' and officers' liability insurance policy as SouthTrust may then make available to officers, directors and employees of SouthTrust and its subsidiaries.

         (c) SouthTrust shall use its best efforts (and FloridaFirst shall cooperate prior to the Effective Time of the Merger) to maintain in effect for a period of five (5) years after the Effective Time of the Merger FloridaFirst's existing directors' and officers' liability insurance policy (provided that SouthTrust may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii)with the consent of FloridaFirst (given prior to the Effective Time of the Merger) any other policy with respect to claims arising from facts or events which occurred prior to the Effective Time of the Merger and covering persons who are currently covered by such insurance; provided, that SouthTrust shall not be obligated to make premium payments for such five (5) year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to FloridaFirst's and FF-Bank's directors and officers, 150% of the annual premium payments on FloridaFirst's current policy, as in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of premium that is necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, SouthTrust shall use its reasonable efforts to maintain the most advantageous policies of director's and officer's liability insurance obtainable for a premium equal to the Maximum Amount.

         (d) If SouthTrust or any of its successors or assigns shall consolidate with or merge into any other person and shall not be continuing or surviving person of such consolidation or merger, or shall transfer all or substantially all of its assets to any person, then, and in each case, proper provisions shall be made so that the successors and assigns of SouthTrust shall assume the obligations set forth in this Section 6.4.

         (e) The provisions of this Section 6.4 are intended to be for the benefit of, and shall be enforceable by each Indemnified Party, and each Indemnified Party's heirs and representatives.

         Section 6.5 Registration Statement.  Within 60 days of the date of this
                     ----------------------
Agreement, SouthTrust shall cause the Registration Statement to be filed and shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act, which Registration Statement, at the time it becomes effective, and at the Effective Time of the Merger, shall in all material respects conform to the requirements of the Securities Act and the general rules and regulations of the SEC promulgated thereunder. The Registration Statement shall include the form of Proxy Statement for the meeting of FloridaFirst's shareholders to be held for the purpose of having such shareholders vote upon the approval of this Agreement. FloridaFirst, FF-Bank and their respective subsidiaries will furnish to SouthTrust the information required to be included in the Registration Statement with respect to its business and affairs before it is filed with the SEC and again before any amendments are filed and before the Proxy Statement is mailed to FloridaFirst shareholders. SouthTrust shall take all actions required to qualify or obtain exemptions from such qualifications for the SouthTrust Shares to be issued in connection with the transactions contemplated by this Agreement under applicable state blue sky securities laws, as appropriate.

                                   ARTICLE 7

                          MUTUAL CONDITIONS TO CLOSING

The obligations of SouthTrust and ST-Sub, on the one hand, and FloridaFirst, on the other hand, to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless waived as hereinafter provided for:

         Section 7.1 Shareholder  Approval.  The Merger shall have been approved
                     ---------------------
by the requisite vote of the shareholders of FloridaFirst.

         Section  7.2  Regulatory  Approvals.  All  necessary  Consents  of  the
                       ---------------------
Regulatory Authorities shall have been obtained and all notice and waiting periods required by law to pass after receipt of such Consents shall have passed, and all conditions to consummation of the Merger set forth in such Consents shall have been satisfied.

         Section 7.3 Litigation.  There shall be no actual or threatened  causes
                     ----------
of action, investigations or proceedings (i) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, or (ii) seeking damages in connection with the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (i) through
(iii), and in the reasonable judgment of either SouthTrust or FloridaFirst, based upon advice of counsel, would have a Material Adverse Effect with respect to the interests of SouthTrust or FloridaFirst, as the case may be.

         Section  7.4  Proxy   Statement   and   Registration   Statement.   The
                       --------------------------------------------------
Registration Statement shall have been declared effective by the SEC, no stop order suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated, and SouthTrust shall have received all state securities laws, or "blue sky" permits or other authorizations, or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue the SouthTrust Shares pursuant to the terms of this Agreement.

         Section  7.5  Tax  Opinion.  FloridaFirst  and  SouthTrust  shall  have
                       ------------
received an opinion of SouthTrust's legal counsel, in form and substance satisfactory to FloridaFirst and to SouthTrust, substantially to the effect that the Merger will constitute a reorganization under Section 368 of the Code and that the shareholders of FloridaFirst will not recognize any gain or loss to the extent that such shareholders exchange their FloridaFirst Shares for SouthTrust Shares. Each of SouthTrust and FloridaFirst shall upon request execute and deliver to such counsel a certificate or certificates setting forth factual matters necessary to form the basis for such opinions.

                                   ARTICLE 8

             CONDITIONS TO THE OBLIGATIONS OF SOUTHTRUST AND ST-SUB

The obligations of SouthTrust and ST-Sub to consummate the Merger are subject to
the  fulfillment  of  each  of  the  following  conditions,   unless  waived  as
hereinafter provided for:

         Section 8.1  Representations  and Warranties.  The  representations and
                      -------------------------------
warranties of FloridaFirst set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time of the Merger (as though made on and as of the

Effective Time of the Merger except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement). For purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations to be true and correct, either individually or in the aggregate and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, will have or is reasonably likely to have a Material Adverse Effect on the Condition of FloridaFirst on a consolidated basis or the Condition of the Surviving Corporation.

         Section  8.2  Performance  of  Obligations.   FloridaFirst  shall  have
                       ----------------------------
performed in all material respects all covenants, obligations and agreements required to be performed by it under this Agreement prior to the Effective Time of the Merger.

         Section  8.3  Certificate  Representing   Satisfaction  of  Conditions.
                       --------------------------------------------------------
FloridaFirst shall have delivered to SouthTrust and ST-Sub a certificate of the Chief Executive Officer of FloridaFirst dated as of the Closing Date as to the satisfaction of the matters described in Section 8.1 and Section 8.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of FloridaFirst under Article 3 of this Agreement.

         Section  8.4  Absence of Adverse  Facts.  No fact,  event or  condition
                       -------------------------
exists or has occurred that, in the reasonable judgment of SouthTrust, (a) would have a Material Adverse Effect on, or which may be foreseen to have a Material Adverse Effect on, the Condition of FloridaFirst on a consolidated basis or the consummation of the transactions contemplated by this Agreement, (b) would have a Material Adverse Effect on the interests of SouthTrust on a consolidated basis or (c) would render the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         Section  8.5  Opinion of  Counsel.  SouthTrust  shall have  received an
                       -------------------
opinion of counsel from Malizia Spidi & Fisch, PC or other counsel to FloridaFirst reasonably acceptable to SouthTrust in substantially the form set forth in Exhibit 8.5 hereof.

         Section 8.6 Consents Under Agreements. FloridaFirst shall have obtained
                     -------------------------
the consent or approval of each Person (other than the Consents of the Regulatory Authorities) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation to any obligation, right or interest of FloridaFirst under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not in the opinion of SouthTrust, individually or in the aggregate, have a Material Adverse Effect on the Surviving Corporation or upon the consummation of the transactions contemplated by this Agreement.

         Section 8.7  Consents  Relating to Leased Real  Property.  FloridaFirst
                      -------------------------------------------
shall have delivered evidence that each Consent related to real property leases described in Section 3.16(c) shall have been obtained by FloridaFirst or FF-Bank, except those for which failure to obtain such consents and approvals would not in the opinion of SouthTrust, individually or in the aggregate, have a Material Adverse Effect on the Surviving Corporation or upon the consummation of the transactions contemplated by this Agreement.

         Section 8.8 Material Condition. There shall not be any action taken, or
                     ------------------
any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the judgment of SouthTrust, any material adverse requirement upon SouthTrust or any SouthTrust Subsidiary, including, without limitation, any requirement that SouthTrust sell or dispose of any significant amount of the assets of FloridaFirst, FF-Bank and their respective subsidiaries, or any other SouthTrust Subsidiary, provided that, except for any such requirement relating to the above-described sale or disposition of any significant assets of FloridaFirst or any SouthTrust Subsidiary, no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory
Authority shall be deemed to be a material adverse requirement unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of banks, savings associations and bank and savings association holding companies under similar circumstances.

         Section 8.9 Matters Relating to Employment Agreements.  Each of Gregory
                     -----------------------------------------
C. Wilkes, Kerry P. Charlet, William H. Cloyd and Donald A. Burdett shall have continued in the employment of FloridaFirst until the Effective Time of the Merger (or shall have failed to do so solely because of his death or disability qualifying him for disability benefits under FloridaFirst's long-term disability
Plan), and those certain employment agreements between ST-Bank and such individuals dated the date hereof and effective as of the Effective Time of the Merger, shall be in full force and effect.

         Section  8.10  Acknowledgment  of Option  Payments.  Each  FloridaFirst
                        -----------------------------------
Option shall be canceled and terminated as of Effective Time of the Merger in exchange for the payments specified in Section 2.2 and each holder of an FloridaFirst Option outstanding immediately prior to the Effective Time of the Merger shall have executed and delivered to FloridaFirst an appropriate acknowledgment and receipt of such payment.

         Section 8.11 Outstanding  Shares of  FloridaFirst.  The total number of
                      ------------------------------------
FloridaFirst Shares outstanding as of the Effective Time of the Merger and the total number of FloridaFirst Shares covered by any option, warrant, commitment, or other right or instrument to purchase or acquire any FloridaFirst Shares that are outstanding as of the Effective Time of the Merger, including any securities or rights convertible into or exchangeable for FloridaFirst Shares, shall not exceed 5,923,225 shares in the aggregate.

         Section 8.12  Increase in  Borrowing.  As of the date of any  Financial
                       ----------------------
Statement of FloridaFirst, any Financial Statement of FF-Bank or any Financial Regulatory Report of FF-Bank subsequent to the execution of this Agreement, including the date of the Financial Statements of FloridaFirst, the Financial Statements of FF-Bank and the Financial Regulatory Report of FF-Bank that immediately precede the Effective Time of the Merger, there shall not have been an increase in the loan agreements, notes or borrowing arrangements described in (i) through (iii) of Section 3.5 and in Schedule 3.5 that would have a Material Adverse Effect.

                                   ARTICLE 9

                    CONDITIONS TO OBLIGATIONS OF FLORIDAFIRST

The obligation of FloridaFirst to consummate the Merger as contemplated herein is subject to each of the following conditions, unless waived as hereinafter provided for:

         Section 9.1  Representations  and Warranties.  The  representations and
                      -------------------------------
warranties of SouthTrust and ST-Sub contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof will be true and correct, in all material respects, as of the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger), except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement. For purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations to be true and correct, either individually or in the aggregate and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, will have or is reasonably likely to have a Material Adverse Effect on the Condition of
SouthTrust  on  a   consolidated   basis  or  the  Condition  of  the  Surviving
Corporation.

         Section 9.2  Performance  of  Obligations.  SouthTrust and ST-Sub shall
                      ----------------------------
have performed in all material respects all covenants, obligations and agreements required to be performed by them and under this Agreement prior to the Effective Time of the Merger.

         Section  9.3  Certificate  Representing   Satisfaction  of  Conditions.
                       --------------------------------------------------------
SouthTrust and ST-Sub shall have delivered to FloridaFirst a certificate dated as of the Effective Time of the Merger as to the satisfaction of the matters described in Section 9.1 and Section 9.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of SouthTrust and ST-Sub under Article 4 of this Agreement.

         Section  9.4  Absence of Adverse  Facts.  No fact,  event or  condition
                       -------------------------
exists or has occurred that, in the reasonable judgment of FloridaFirst, (a) would have a Material Adverse Effect on, or which may be foreseen to have a Material Adverse Effect on, the Condition of SouthTrust on a consolidated basis or the consummation of the transactions contemplated by this Agreement, or (b) would render the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium, or a general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         Section 9.5 Consents Under Agreements. SouthTrust and ST-Sub shall have
                     -------------------------
obtained the consent or approval of each Person (other than the Consents of Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the judgment of FloridaFirst, individually or in the aggregate, have a Material Adverse Effect upon the consummation of the transactions contemplated hereby.

         Section 9.6 Opinion of Counsel.  FloridaFirst  shall have  received the
                     ------------------
opinion of Bradley Arant Rose & White LLP, counsel to SouthTrust reasonably acceptable to FloridaFirst, dated the Effective Time of the Merger, to the effect set forth in Exhibit 9.6 hereof.

         Section 9.7 SouthTrust  Shares.  The SouthTrust  Shares to be issued in
                     ------------------
connection herewith shall be duly authorized and validly issued and, fully paid and nonassessable, issued free of preemptive rights and free and clear of all liens and encumbrances created by or through SouthTrust and shall have been approved for listing on NASDAQ.

                                   ARTICLE 10

                        TERMINATION, WAIVER AND AMENDMENT

         Section 10.1 Termination.  This Agreement may be terminated at any time
                      -----------
prior to the Effective Time of the Merger:

         (a) by the mutual consent of the Parties in writing if the Boards of Directors of SouthTrust, ST-Sub and FloridaFirst so determine by a vote of a majority of the members of each respective full board of directors; or

         (b) by the Board of Directors of SouthTrust, ST-Sub, or FloridaFirst if the Merger shall not have occurred on or prior to July 31, 2004, provided that the failure to consummate the Merger on or before such date is not caused by any breach of any of the representations, warranties, covenants or other agreements contained herein by the party electing to terminate pursuant to this Section 10.1(b), and, provided further that such date shall be extended to October 1, 2004, if the delay is caused by the failure to receive the required Consents of the Regulatory Authorities;

         (c) by the Board of Directors of SouthTrust, ST-Sub or FloridaFirst (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.1 of this Agreement in the case of FloridaFirst and Section 9.1 in the case of SouthTrust or in breach of any covenant or agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 8.1 of this Agreement in the case of FloridaFirst and Section 9.1 of this Agreement in the case of SouthTrust; or

         (d) by the Board of Directors of SouthTrust, ST-Sub or FloridaFirst (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.1 of this Agreement in the case of FloridaFirst and Section 9.1 in the case of SouthTrust or in breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach; or

         (e) by the Board of Directors of SouthTrust, ST-Sub or FloridaFirst in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of FloridaFirst fail to vote their approval of this Agreement and the Merger and the transactions contemplated hereby as required by applicable law at FloridaFirst's shareholders' meeting where the transactions were presented to such shareholders for approval and voted upon; or

         (f) by the Board of Directors of SouthTrust, ST-Sub or FloridaFirst (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.1 of this Agreement in this case of FloridaFirst and Section 9.1 in the case of SouthTrust or in breach of any covenant or agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger (other than as contemplated by Section 10.1(e) of this Agreement) cannot be satisfied or fulfilled by the date specified in Section 10.1(b) of this Agreement as the date after which such party may terminate this Agreement.

         Section 10.2 Effect of Termination; Termination Fee.
                      --------------------------------------

         (a) In the  event of the  termination  of this  Agreement  pursuant  to
Section 10.1 of this Agreement, the Agreement shall terminate and have no effect, except as otherwise provided herein and except that the provisions of this Section 10.2, Section 10.5 and Article 11 of this Agreement shall survive any such termination and abandonment.

         (b) If, after the date of this Agreement, (i) an Acquisition Transaction (as defined below) is offered, presented or proposed to FloridaFirst or its shareholders, (ii) thereafter this Agreement and the Merger are disapproved by FloridaFirst or by the shareholders of FloridaFirst and (iii) within one year after termination of this Agreement as a result of disapproval by FloridaFirst or by the shareholders of FloridaFirst, an Acquisition Transaction is consummated or a definitive agreement is entered into by FloridaFirst relating to an Acquisition Transaction (a "Trigger Event"), then immediately upon the occurrence of a Trigger Event and in lieu of any other rights and remedies of SouthTrust, FloridaFirst shall pay SouthTrust a cash amount of $5,100,000 as an agreed-upon termination fee (the "Termination Fee"). For purposes of this Section 10.2, "Acquisition Transaction" shall, with respect to FloridaFirst, mean any of the following: (a) a merger or consolidation, or any similar transaction (other than the Merger) of any company with either FloridaFirst or FF-Bank, (b) a purchase, lease or other acquisition of all or substantially all the assets of either FloridaFirst or FF-Bank, (c) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing 35% or more of the voting power of either FloridaFirst or

FF-Bank or any significant subsidiary of FloridaFirst, or (d) a tender or exchange offer to acquire securities representing 35% or more of the voting power of FloridaFirst.

         (c) FloridaFirst and SouthTrust agree that the Termination Fee is fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, nonappealable judgment, determine that the amount of any such Termination Fee exceeds the maximum amount permitted by law, then the amount of such Termination Fee shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.

         Section 10.3 Amendments. To the extent permitted by law, this Agreement
                      ----------
may be amended by a subsequent writing signed by each of SouthTrust, ST-Sub, and FloridaFirst.

         Section 10.4 Waivers.  Subject to Section 11.11 hereof,  prior to or at
                      -------
the Effective Time of the Merger, SouthTrust and ST-Sub, on the one hand, and FloridaFirst, on the other hand, shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions to its obligations under this Agreement, except any condition, which, if not satisfied, would result in the violation of any law or any applicable governmental regulation.

         Section  10.5  Non-Survival  of  Representations  and  Warranties.  The
                        --------------------------------------------------
representations, warranties, covenants or agreements in this Agreement or in any instrument delivered by SouthTrust or ST-Sub, or FloridaFirst shall not survive the Effective Time of Merger, except that Section 5.3(b), Section 5.17, Section 6.3(b), Section 6.3(c), Section 6.3(d) and Section 6.4 shall survive the Effective Time of the Merger, and any representation, warranty or agreement in any agreement, contract, report, opinion, undertaking or other document or instrument delivered hereunder in whole or in part by any person other than SouthTrust, ST-Sub, FloridaFirst (or directors and officers thereof in their capacities as such) shall survive the Effective Time of Merger; provided that no representation or warranty of SouthTrust, ST-Sub or FloridaFirst contained herein shall be deemed to be terminated or extinguished so as to deprive SouthTrust or ST-Sub, on the one hand, and FloridaFirst, on the other hand, of any defense at law or in equity which any of them otherwise would have to any claim against them by any person, including, without limitation, any shareholder or former shareholder of either party. No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that SouthTrust, ST-Sub or FloridaFirst and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.

                                   ARTICLE 11

                                  MISCELLANEOUS

         Section 11.1  Alternative  Structure.  Notwithstanding  anything to the
                       ----------------------
contrary contained in this Agreement, prior to the Effective Time of the Merger, ST-Sub shall be entitled to revise the structure of the Merger and/or the subsidiary Merger and related transactions in order to (x) substitute a SouthTrust Subsidiary in the place of ST-Sub prior to the Merger, whereby such other SouthTrust Subsidiary would be the Continuing Corporation upon consummation of the Merger or (y) provide that a different entity shall be the surviving corporation in a merger provided that each of the transactions comprising such revised structure shall (i) fully qualify as, or fully be treated as part of, one or more tax-free reorganizations within the meaning of
Section 368(a) of the Code, and not change the amount of consideration to be received by FloridaFirst's shareholders, (ii) be capable of consummation in as timely a manner as the structure contemplated herein and (iii) not otherwise be prejudicial to the interests of FloridaFirst's shareholders. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

         Section 11.2  Definitions.  Except as otherwise  provided  herein,  the
                       -----------
capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

         "Affiliate" of a person shall mean (i) any other person directly or indirectly through one or more intermediaries controlling, controlled by or under common control of such person, (ii) any executive officer, director, partner, employer or direct or indirect beneficial owner of any 10% or greater equity of voting interest of such person or (iii) any other persons for which a person described in clause (ii) acts in any such capacity.

         "Consent" shall mean a consent, approval or authorization, waiver, clearance, exemption or similar affirmation by any person pursuant to any lease, contract, permit, law, regulation or order.

         "Environmental Law" means any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree or injunction relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by substance as a component.

         "Loan Property" means any property owned by FloridaFirst, FF-Bank or any of their subsidiaries, or in which FloridaFirst, FF-Bank or any of their subsidiaries holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

         "Hazardous Material" means any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., or any similar federal, state or local law.

         "Participation Facility" means any facility in which FloridaFirst, FF-Bank or any of their subsidiaries has engaged in Participation in the Management of such facility, and, where required by the context, includes the owner or operator of such facility, but only with respect to such facility.

         "Participation in the Management" of a facility has the meaning set forth in 40 C.F.R.ss. 300.1100(c).

         "Material Adverse Effect," with respect to any party, shall mean any event, change or occurrence which, together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business or results of operation, financial performance or prospects of such party and their respective subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement; provided, however, that "Material Adverse Effect" shall not be deemed to include (i) the impact of actions or omissions of a party taken with the prior written consent of the other in contemplation of the transactions contemplated by this Agreement; (ii) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings institutions industries,
(iii) changes in generally accepted accounting principles, (iv) expenses incurred in connection with this Agreement and the Merger including payments to be made pursuant to employment and severance agreements and the termination of other benefit plans, or (v) changes attributable to or resulting from changes in general economic conditions generally affecting financial institutions including changes in interest rates.

         "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of Governors of the Federal Reserve System (the "FRB"), the Office of Thrift Supervision (the "OTS"), the Federal Deposit Insurance Corporation (the "FDIC"), and all state regulatory agencies having jurisdiction over the parties (including the Florida Department of Financial Services), the National Association of Securities Dealers, Inc., all national securities exchanges and the Securities and Exchange Commission (the "SEC").

         Section  11.3  Entire  Agreement.  This  Agreement  and  the  documents
                        -----------------
referred to herein contain the entire agreement among SouthTrust, ST-Sub and FloridaFirst with respect to the transactions contemplated hereunder and this Agreement supersedes all prior arrangements or understandings with respect thereto, whether written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, firm, corporation or entity, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 11.4  Notices.  All notices or other  communications  which are
                       -------
required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by first class or registered or certified mail, postage prepaid, telegram or telex or other facsimile transmission addressed as follows:

         If to FloridaFirst:

                           FloridaFirst Bancorp, Inc.
                           205 East Orange Street
                           Lakeland, Florida  33801-4611
                           Attention: Gregory C. Wilkes
                           Fax: (863) 686-6642

                           With a copy to:

                           Richard Fisch, Esq.
                           Malizia Spidi & Fisch, PC
                           1100 New York Avenue, NW
                           Suite 340 West
                           Washington, D.C.  20005
                           Fax: (202) 434-4661

         If to ST-Sub or SouthTrust, then to:

                           SouthTrust Corporation
                           420 North 20th Street
                           Birmingham, Alabama 35203
                           Attention: Alton E. Yother
                           Fax: (205) 254-5022

                           With a copy to:

                           Bradley Arant Rose & White LLP
                           One Federal Place
                           1819 Fifth Avenue North
                           Birmingham, Alabama 35203
                           Attention: Paul S. Ware, Esq.
                           Fax: (205) 521-8800

All such notices or other  communications shall be deemed to have been delivered
(i) upon receipt when delivery is made by hand, (ii) on the third (3rd) business day after deposit in the United States mail when delivery is made by first class, registered or certified mail, and (iii) upon transmission when made by telegram, telex or other facsimile transmission if evidenced by a sender transmission completed confirmation.

         Section  11.5  Severability.   If  any  term,  provision,  covenant  or
                        ------------
restriction contained in this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated, if, but only if, pursuant to such remaining terms, provisions, covenants and restrictions the Merger may be consummated in substantially the same manner as set forth in this Agreement as of the later of the date this Agreement was executed or last amended.

         Section 11.6 Costs and Expenses.  Expenses  incurred by FloridaFirst on
                      ------------------
the one hand and SouthTrust on the other hand, in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approval and all other matters related to the closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred same.

         Section  11.7  Captions.  The  captions as to  contents  of  particular
                        --------
articles, sections or paragraphs contained in this Agreement and the table of contents hereto are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer.

         Section 11.8 Counterparts. This Agreement may be executed in any number
                      ------------
of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document.

         Section 11.9 Persons  Bound;  No Assignment.  This  Agreement  shall be
                      ------------------------------
binding upon and shall inure to the benefit of the parties hereto and their respective successors, distributees, and assigns, but notwithstanding the foregoing, this Agreement may not be assigned by any party hereto unless the prior written consent of the other parties is first obtained (other than by ST-Sub to another affiliate of SouthTrust).

         Section 11.10  Governing Law;  Arbitration.  This Agreement is made and
                        ---------------------------
shall be governed by and construed in accordance with the laws of the State of Alabama (without respect to its conflicts of laws principles). ANY AND ALL CONTROVERSIES AND CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH THEREOF, SHALL BE SETTLED BY FINAL AND BINDING ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT. Any such arbitration proceedings shall be and remain confidential. The panel of arbitrators for any such arbitration shall consist of three members of the American Arbitration Association, one of whom shall be selected by SouthTrust, one of whom shall be selected by FloridaFirst, and the third who will be selected by the other two. Judgment upon the decision rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties specifically acknowledge that this Agreement evidences a transaction involving, affecting, affected by, and a part of, interstate commerce and that this Agreement to arbitrate is governed by and enforceable under 9 U.S.C. ss.ss. 1 et seq. The place of arbitration shall be Birmingham, Alabama.

         Section  11.11  Exhibits  and  Schedules.  Each  of  the  exhibits  and
                         ------------------------
schedules attached hereto is an integral part of this Agreement and shall be applicable as if set forth in full at the point in the Agreement where reference to it is made.

         Section 11.12 Waiver. The waiver by any party of the performance of any
                       ------
agreement, covenant, condition or warranty contained herein shall not invalidate this Agreement, nor shall it be considered a waiver of any other agreement, covenant, condition or warranty contained in this

Agreement. A waiver by any party of the time for performing any act shall not be deemed a waiver of the time for performing any other act or an act required to be performed at a later time. The exercise of any remedy provided by law, equity or otherwise and the provisions in this Agreement for any remedy shall not exclude any other remedy unless it is expressly excluded. The waiver of any provision of this Agreement must be signed by the party or parties against whom enforcement of the waiver is sought. This Agreement and any exhibit, memorandum or schedule hereto or delivered in connection herewith may be amended only by a writing signed on behalf of each party hereto.

         Section 11.13  Construction of Terms.  Whenever used in this Agreement,
                        ---------------------
the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words "hereof", "herein", and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms "including", "included", "such as", or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

         Section  11.14  Specific  Performance.  The Parties  hereto  agree that
                         ---------------------
irreparable damage would occur in the event that the provisions contained in the Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Agreement to be dated as of the date and year first above written.

[CORPORATE SEAL]
                                  FLORIDAFIRST BANCORP, INC.


                                  By:  /s/Gregory C. Wilkes
                                       -----------------------------------------
                                       Gregory C. Wilkes
ATTEST:                                Its President and Chief Executive Officer


____________________________
[Name]
Its Secretary



[CORPORATE SEAL]
                                   SOUTHTRUST OF ALABAMA, INC.


                                   By: /s/Alton E. Yother
                                       -----------------------------------------
                                       Alton E. Yother
ATTEST:

/s/John D. Buchanan
---------------------------
John D. Buchanan
Its Secretary



[CORPORATE SEAL]
                                   SOUTHTRUST CORPORATION


                                   By: /s/Alton E. Yother
                                       -----------------------------------------
                                       Alton E. Yother
ATTEST:

/s/John D. Buchanan
---------------------------
John D. Buchanan
Its Secretary